UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NUCOR CORPORATION

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1915 Rexford Road       Charlotte, North Carolina 28211       Phone 704.366.7000       Fax 704.362.4208

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

The 2021 annual meeting of stockholders (the “Annual Meeting”) of Nucor Corporation (“Nucor,” “we,” “us” or “our”) will be held at 10:00 a.m., Eastern Time, on Thursday, May 13, 2021 via live audio webcast at www.virtualshareholdermeeting.com/NUE2021, for the following purposes:

•	To elect the seven directors nominated by the Board of Directors;

•	To ratify the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2021;

•	To approve, on an advisory basis, Nucor’s named executive officer compensation in 2020;

•	To conduct such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders as of the close of business on March 15, 2021 are entitled to receive notice of, and to vote at, the Annual Meeting by visiting www.virtualshareholdermeeting.com/NUE2021. To participate in the Annual Meeting via live audio webcast, you will need the 16-digit control number, which can be found on the proxy card, voting instruction form or notice provided or the instructions that you receive by e-mail. If you hold your shares in the name of a broker, bank, trustee or other nominee, you may contact your broker, bank, trustee or other nominee for assistance with your 16-digit control number.

Nucor has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools to ensure stockholder access and participation. Specifically, stockholders participating in the Annual Meeting will be able to vote their shares electronically and to submit questions during the virtual event using the directions on the virtual meeting site, www.virtualshareholdermeeting.com/NUE2021, that day. Individuals interested in attending the Annual Meeting virtually who do not have a control number may register as a guest on the virtual meeting site but will not be able to vote or to submit questions during the meeting. The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time. Please allow ample time for the online check-in process.

Whether or not you plan to participate in the Annual Meeting, we strongly encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The accompanying Proxy Statement explains more about voting. Please read it carefully.

This year we will once again be using the Securities and Exchange Commission rule that allows us to provide proxy materials to our stockholders via the Internet. By doing so, most of our stockholders will only receive a notice of the Annual Meeting containing instructions on how to access the proxy materials via the Internet and to vote online, by telephone or by mail. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions in the notice for requesting a copy.

By order of the Board of Directors,

A. Rae Eagle

Vice President and

Corporate Secretary

March 26, 2021

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders To Be Held on May 13, 2021

The Notice of 2021 Annual Meeting of Stockholders and Proxy Statement and

the 2020 Annual Report to Stockholders are available at www.proxyvote.com.

YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOU WILL BE REPRESENTED AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE VIA THE INTERNET, BY TELEPHONE OR BY MAIL.

A MESSAGE FROM THE PRESIDENT AND CEO

Dear fellow stockholders,

On behalf of the Board of Directors and all my Nucor Teammates, I want to thank you for your investment. We appreciate the trust you place in us.

I became Nucor’s sixth CEO on January 1, 2020. Someone recently commented to me that this was a tough time to take on this role. I understand their point. 2020 certainly was a challenging and tumultuous year in many ways. However, as I reflect back on my first year as CEO, I believe that 2020 was a great time to become the CEO of Nucor.

Our company was able to weather the challenges of 2020 and emerge better positioned than we started the year. For that we can thank our culture, our leadership over the decades and, most of all, our Teammates, who safely continued their essential work making world class steel and steel products.

To describe how these qualities come together and fortify Nucor to perform for all its stakeholders, the word that comes to mind for me is resilience. As our leadership team lays the foundation for Nucor’s future growth, resilience is the attribute on which we are most focused.

A resilient Nucor will continue to be an employer of choice for our Nucor Teammates while remaining a valued partner with our customers, communities and suppliers and reliably generating attractive returns on our capital. And we will do all this while recycling more material than any company in North America to produce an array of essential products, with an environmental impact that is one of the lowest in the world among steel producers.

We have a great story to tell with respect to safety, stewardship of our natural environment and our impact in the communities where we operate. And we are always looking for ways to improve. On the next page you can see some of the highlights of our story. Please be sure to visit www.nucor.com and follow us on social media to learn more and keep abreast of what we’re doing to become even more resilient.

We really do appreciate your investment in Nucor and the time you take to learn about our initiatives. We ask for your continued support at this year’s Annual Meeting, so we can continue to evolve and deliver the results you expect as a Nucor stockholder.

Sincerely,

Leon J. Topalian

President and Chief Executive Officer

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STEEL – THE ESSENTIAL & SUSTAINABLE MATERIAL

•	Steel is a critical, versatile and infinitely recyclable material used in almost every industry, including construction, transportation, energy and beyond

•	The U.S. will need millions of tons of steel to build out a more sustainable, reliable electric grid:

•	Offshore wind towers can require as much as 270 tons of steel per megawatt of capacity

•	Solar farms require as much as 70 tons of steel per megawatt of capacity

•	The average high-voltage transmission tower includes about 20-30 tons of steel

NUCOR – THE ESSENTIAL & SUSTAINABLE STEEL COMPANY

Nucor is America’s largest steel producer and recycler. Nucor employs approximately 26,000 teammates at 24 steel mills and more than 250 facilities.

Every Nucor steel mill uses an electric arc furnace (EAF) that melts recycled scrap and turns it into new steel. EAFs are far less carbon-intensive and more energy efficient than traditional blast furnace steelmaking, which makes steel by burning iron ore and coking coal. Nucor processes approximately 20 MILLION TONS of ferrous scrap annually to produce new steel that is 100% recyclable at the end of its useful life.

For more than 50 years, Nucor has been built on a sustainable model of recycling steel to produce new steel and steel products, and we continue to push recycled steel into products where it was never considered viable.

Nucor has the capacity to produce up to 27 million tons of green, recycled steel each year, and to make up to 4.5 million tons of direct reduced iron (DRI), a natural gas-based iron input that is blended with scrap in our EAFs to make higher grades of steel. By using natural gas, our two DRI plants each emit about ONE-HALF the CO2 compared to iron produced in blast furnaces at integrated steel mills.

EMBRACING OUR VALUES & DRIVING PERFORMANCE

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iii

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. As this summary does not contain all of the information that you should consider, please refer to the complete Proxy Statement before voting.

2021 Annual Meeting of Stockholders

Time & Date:	10:00 a.m., Eastern Time, on May 13, 2021
Place:	www.virtualshareholdermeeting.com/NUE2021
Record Date:	March 15, 2021
Who Can Vote:	Stockholders as of the close of business on the record date are entitled to receive notice of, and to vote at, the 2021 Annual Meeting of Stockholders .

Voting Matters

Proposals		Board Vote Recommendation	Page No. for Additional Information
1.	Election of the seven directors nominated by the Board of Directors	FOR each nominee	6
2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2021	FOR	23
3.	Advisory vote to approve our named executive officer compensation in 2020	FOR	51

Director Nominees (page 6)

Name	Age	Director Since	Professional Background	Independent
Patrick J. Dempsey	56	2016	President and CEO, Barnes Group Inc.	Yes
Christopher J. Kearney	65	2008	Executive Chairman, Otis Worldwide Corporation	Yes
Laurette T. Koellner	66	2015	Retired President, Boeing International	Yes
Joseph D. Rupp	70	2020	Retired Chairman, President and CEO, Olin Corporation	Yes
Leon J. Topalian	53	2020	President and CEO, Nucor Corporation	No
John H. Walker	63	2008	Non-Executive Chairman, Nucor Corporation Retired Non-Executive Chairman, Global Brass and Copper Holdings, Inc.	Yes
Nadja Y. West	60	2019	Retired lieutenant general, U.S. Army	Yes

    2021 Proxy Statement    1

Corporate Governance Highlights (page 12)

Our commitment to good corporate governance stems from our belief that a strong governance framework creates long-term value for our stockholders. Our governance framework includes the following highlights:

Board and Governance Information
Size of Board	7	Average director tenure	6 Years
Number of independent directors	6	All directors stand for annual election	Yes
Average age of directors	62	Supermajority threshold for mergers	Yes
Number of Board meetings in 2020	4	Proxy access	Yes
Mandatory retirement age for directors	72	Stockholder action by written consent	Yes
Percentage of women and minority Board members	29%	Poison pill	No
Majority vote resignation policy in uncontested director elections	Yes	Stock ownership guidelines for non-employee directors and executive officers	Yes
Separate Chairman and CEO	Yes	Anti-hedging and short-selling policies	Yes
Independent Non-Executive Chairman	Yes	Executive officer incentive compensation recoupment policy	Yes

2         2021 Proxy Statement

GENERAL INFORMATION

The Board of Directors (the “Board of Directors” or the “Board”) of Nucor Corporation (“Nucor,” the “Company,” “we,” “us” or “our”) is soliciting your proxy for use at the 2021 annual meeting of stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern Time, on Thursday, May 13, 2021. Due to the ongoing COVID-19 pandemic, the Annual Meeting will be held in a virtual format only to provide a safe experience for our stockholders, teammates and other meeting participants. To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/NUE2021.

To participate in the Annual Meeting via live audio webcast, you will need the 16-digit control number, which can be found on the proxy card, voting instruction form or notice provided or the instructions that you receive by e-mail. If you hold your shares in the name of a broker, bank, trustee or other nominee, you may contact your broker, bank, trustee or other nominee for assistance with your 16-digit control number. If you encounter any difficulties accessing the live audio webcast of the Annual Meeting during the online check-in process or during the meeting itself, including any difficulties with your 16-digit control number, please call the technical support number available on the virtual meeting site, www.virtualshareholdermeeting.com/NUE2021.

Nucor has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools to ensure stockholder access and participation. Specifically, stockholders participating in the Annual Meeting will be able to vote their shares electronically and to submit questions during the virtual event using the directions on the virtual meeting site that day. Individuals interested in attending the Annual Meeting virtually who do not have a control number may register as a guest on the virtual meeting site but will not be able to vote or to submit questions during the meeting. The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time. Please allow ample time for the online check-in process.

Delivery of Proxy Materials

The Securities and Exchange Commission rules and regulations (the “SEC rules”) allow companies to choose the method for delivery of proxy materials to stockholders. For most stockholders, we have elected to mail a notice regarding the availability of proxy materials on the Internet, rather than sending a full set of these materials in the mail. The notice, or a full set of the proxy materials (including the Proxy Statement and form of proxy), as applicable, was sent to stockholders beginning March 26, 2021, and the proxy materials were posted on the investor relations portion of the Company’s website, www.nucor.com/investors, and on the website referenced in the notice on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the cost of the Annual Meeting. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions in the notice for requesting a copy. The information on our website or linked to or from our website is not incorporated by reference into, and does not constitute a part of, this Proxy Statement.

Shares Entitled to Vote; Quorum

The record date for the Annual Meeting is March 15, 2021. Only holders of record of Nucor common stock as of the close of business on that date will be entitled to vote at the Annual Meeting. As of the record date, 298,688,699 shares of Nucor common stock were outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of Nucor common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of establishing a quorum at the meeting. Your shares are counted as being present if you participate in the Annual Meeting via live audio webcast and cast your vote online during the meeting prior to the closing of the polls by visiting www.virtualshareholdermeeting.com/NUE2021, or if you vote by proxy, via the Internet, by telephone or by returning a properly executed and dated proxy card or voting instruction form by mail.

Voting Rights and Procedures

Each share of Nucor common stock outstanding on the record date is entitled to one vote except with respect to the election of directors. With respect to the election of directors, each share of Nucor common stock is entitled to cumulative voting rights, which means that when voting for director nominees each share is entitled to a

    2021 Proxy Statement    3

GENERAL INFORMATION

number of votes equal to the number of nominees for election as directors. Accordingly, when voting for director nominees, all of the votes to which a share of Nucor common stock is entitled may be voted in favor of one nominee or may be distributed among the nominees. The proxy holders will have the discretionary authority to cumulate votes in the election of directors.

Stockholders of record who wish to cumulate their votes must submit a proxy card and make an explicit statement of their intent to do so, by so indicating in writing on their proxy card. If a person who is the beneficial owner of shares held in street name wishes to cumulate his or her votes, the stockholder will need to contact the broker, bank, trustee or other nominee who is the record owner of the shares.

Voting Requirement to Approve Each of the Proposals

The following sets forth the voting requirement to approve each of the proposals:

Proposal 1, Election of Directors. Directors shall be elected by a plurality of the votes cast (meaning that the seven director nominees who receive the highest number of votes cast “for” their election will be elected as directors), subject to a Corporate Governance Principle adopted by the Board as described below.

Proposal 2, Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2021 requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

Proposal 3, Advisory Vote to Approve Named Executive Officer Compensation. Advisory approval of Nucor’s named executive officer compensation in 2020 requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

Other Items. Approval of any other matters requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the item (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the item for it to be approved).

Methods of Voting

Electronically During the Annual Meeting. Stockholders of record and beneficial owners of shares held in street name may participate in the Annual Meeting via live audio webcast and cast their vote online during the meeting prior to the closing of the polls by visiting www.virtualshareholdermeeting.com/NUE2021; provided, however, if you hold your shares in the name of a broker, bank, trustee or other nominee, you may contact your broker, bank, trustee or other nominee for assistance with your 16-digit control number.

Via the Internet or by Telephone. Stockholders of record may vote by proxy, via the Internet or by telephone, by following the instructions included in the proxy card or notice provided or the instructions that they receive by e-mail. If you are a beneficial owner of shares held in street name, your ability to vote via the Internet or by telephone depends on the voting procedures of the broker, bank, trustee or other nominee who is the record owner of your shares. Please follow the instructions included in the voting instruction form or notice provided to you by the stockholder of record.

By Mail. Stockholders of record and beneficial owners of shares held in street name may vote by proxy by completing, signing, dating and returning the proxy card or voting instruction form provided.

“Withhold” Votes, Abstentions and Broker Non-Votes

“Withhold” votes, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker non-vote occurs when a nominee holding shares in street name for a beneficial owner votes on one proposal but does not vote on another

4         2021 Proxy Statement

GENERAL INFORMATION

proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.

Under the New York Stock Exchange rules (the “NYSE rules”), proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2021, is considered a “routine” matter, which means that brokerage firms may vote in their discretion on this proposal on behalf of clients who have not furnished voting instructions. However, proposals 1 and 3, the election of directors and the advisory vote to approve Nucor’s named executive officer compensation in 2020, respectively, are “non-routine” matters under the NYSE rules, which means that brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

With respect to proposal 1, the election of directors, only “for” and “withhold” votes may be cast. Broker non-votes are not considered votes cast for the foregoing purpose and will therefore have no effect on the election of director nominees. “Withhold” votes will also generally have no effect on the election of director nominees. However, the Board of Directors has adopted a Corporate Governance Principle intended to give effect to “withheld” votes in uncontested director elections under certain circumstances. This Corporate Governance Principle, which is described in more detail in this Proxy Statement under “Proposal 1: Election of Directors,” requires, in an uncontested election, any nominee for director who is an incumbent director and receives a greater number of votes “withheld” from his or her election than votes “for” his or her election to promptly tender his or her resignation to Nucor’s Corporate Secretary following certification of the stockholder vote for consideration by the Board.

With respect to proposals 2 and 3, the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2021 and the advisory vote to approve Nucor’s named executive officer compensation in 2020, respectively, you may vote “for” or “against” these proposals, or you may “abstain” from voting on these proposals. Abstentions will be counted as votes present or represented and entitled to vote on these proposals and will therefore have the same effect as votes “against” these proposals, and broker non-votes will not be considered entitled to vote on these proposals and will therefore have no effect on their outcome. As discussed above, because proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2021, is considered a “routine” matter, we do not expect any broker non-votes with respect to this proposal.

Voting of Proxies

Each valid proxy received and not revoked before the Annual Meeting will be voted at the meeting. To be valid, a written proxy card must be properly executed. Proxies voted by telephone or via the Internet must be properly completed pursuant to this solicitation. If you specify your vote regarding any matter presented at the Annual Meeting, your shares will be voted by one of the individuals named on the proxy card in accordance with your specification. If you do not specify your vote, your shares will be voted:

•	“FOR” the election of each of the seven directors nominated by the Board of Directors;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2021; and

•	“FOR” the approval, on an advisory basis, of Nucor’s named executive officer compensation in 2020.

Revoking Your Proxy or Changing Your Vote

You may revoke your proxy or change your vote at any time before the vote is taken at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy or change your vote by (i) submitting a written notice of revocation to Nucor’s Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211; (ii) delivering a proxy bearing a later date via the Internet, by telephone or by mail until the applicable deadline for each method specified in the accompanying proxy card or the notice; or (iii) participating in the Annual Meeting via live audio webcast and voting online during the meeting prior to the closing of the polls. Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote online during the meeting prior to the closing of the polls. For all methods of voting, the last vote cast will supersede all previous votes. If you hold your shares in street name and you have instructed your broker, bank, trustee or other nominee to vote your shares, you may revoke or change your voting instructions by following the specific instructions provided to you by your broker, bank, trustee or other nominee.

    2021 Proxy Statement    5

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of seven members and has no vacancies. On the recommendation of the Governance and Nominating Committee, the Board has nominated the seven persons listed below for election as directors at the Annual Meeting. If elected, each nominee will serve until his or her term expires at the 2022 annual meeting of stockholders or until his or her successor is duly elected and qualified. All of the nominees are currently serving as directors and were elected to the Board at the 2020 annual meeting of stockholders. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your shares for any substitute nominee proposed by the Board.

Majority Voting in Uncontested Director Elections. We have a majority vote standard in uncontested director elections in order to address “holdover” terms for any incumbent directors. Under our Corporate Governance Principles, in an uncontested election, any nominee for director who is an incumbent director and receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation to Nucor’s Corporate Secretary following certification of the stockholder vote for consideration by the Board. In such event, within 120 days following certification of the stockholder vote, the Board will decide, after taking into account the recommendation of the Governance and Nominating Committee (in each case excluding the nominee(s) in question), whether to accept the resignation. The Governance and Nominating Committee and the Board may each consider all factors it deems relevant in deciding whether to accept a director’s resignation. Nucor will promptly disclose the Board’s decision and the reasons therefor in a Form 8-K filing with the Securities and Exchange Commission (the “SEC”). The resignation policy set forth in the Company’s Corporate Governance Principles does not apply to contested elections.

Vote Recommendation

The Board of Directors recommends a vote “FOR” the election of each of the seven nominees listed below. Unless otherwise specified, proxies will be voted “FOR” each nominee.

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INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS,

ATTRIBUTES AND SKILLS OF THE NOMINEES

PATRICK J. DEMPSEY Director Since: 2016 Age: 56

Mr. Dempsey has served as President and Chief Executive Officer of Barnes Group Inc., a global provider of highly engineered products, differentiated industrial technologies and innovative solutions, serving a wide range of end markets and customers, since 2013. Prior to that, Mr. Dempsey had served as Barnes Group’s Senior Vice President and Chief Operating Officer from 2012 to 2013. Mr. Dempsey joined Barnes Group in 2000 and, since that time, has held a number of other positions, including President, Windsor Airmotive; Vice President, Barnes Group; President, Barnes Aerospace; President, Barnes Distribution; and President, Logistics and Manufacturing Services. Prior to joining Barnes Group, Mr. Dempsey held leadership positions at United Technologies Corporation’s Pratt and Whitney Division and the Interturbine Group of Companies. Mr. Dempsey currently serves as a director of Barnes Group and also serves on the Board of Trustees of the Manufacturers Alliance for Productivity and Innovation. Mr. Dempsey brings to the Board extensive experience in the areas of business management, technology leadership, corporate strategy and development and international business.

CHRISTOPHER J. KEARNEY Director Since: 2008 Age: 65

Mr. Kearney has served as Executive Chairman of the Board of Directors of Otis Worldwide Corporation (“Otis”), the world’s largest manufacturer, installer and service provider of elevators and escalators, since 2020. He founded Eagle Marsh Holdings, LLC, a business and real estate investment firm, in 2016 and has served as its managing partner since its establishment. Mr. Kearney previously served as Non-Executive Chairman of the Board of Directors of SPX FLOW, Inc., a global supplier of highly engineered flow components, process equipment and turn-key solutions for the power and energy, food and beverage and industrial end markets, from January 2016 until May 2017 and as Chairman, President and Chief Executive Officer of SPX FLOW from October 2015 through December 2015. Prior to the spinoff of SPX FLOW from SPX Corporation, a global multi-industry manufacturer, Mr. Kearney served as Chairman of SPX Corporation from 2007 through September 2015, and as President and Chief Executive Officer of SPX Corporation from 2004 through September 2015. He joined SPX Corporation in 1997 as Vice President, Secretary and General Counsel. Mr. Kearney served as a director of United Technologies Corporation (“UTC”) from 2018 to 2020, prior to the spinoff of Otis from UTC. He served as a director of SPX Corporation from 2007 through 2016 and of Polypore International, Inc. from 2012 through 2015. In addition to his strong leadership skills developed as the Chief Executive Officer of a global manufacturing company, Mr. Kearney brings to the Board valuable business and mergers and acquisitions experience as well as corporate legal experience.

    2021 Proxy Statement    7

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF THE NOMINEES

LAURETTE T. KOELLNER Director Since: 2015 Age: 66

Ms. Koellner most recently served as Executive Chairman of the Board of Directors of International Lease Finance Corporation, an aircraft leasing subsidiary of American International Group, Inc. (“AIG”), from 2012 until its sale in 2014. Ms. Koellner served from 2006 to 2008 as President of Boeing International, a division of The Boeing Company, an aerospace manufacturer. Prior to that, Ms. Koellner served as President of Connexion by Boeing from 2004 to 2006. She also served as Executive Vice President, Chief Administration and Human Resources Officer of Boeing from 2002 to 2004 and was a member of the Office of the Chairman from 2002 to 2003. She served as President of Shared Services Group of Boeing from 2001 to 2002 and as Vice President and Corporate Controller of Boeing from 1999 to 2001. Prior to her time with Boeing, Ms. Koellner spent 19 years at McDonnell Douglas Corporation, where her roles included Vice President and Corporate General Auditor as well as Division Director of Human Resources. Ms. Koellner currently serves on the boards of directors of Celestica Inc., The Goodyear Tire & Rubber Company and Papa John’s International, Inc. She served as a director of Hillshire Brands, Inc. from 2003 through 2014 and of AIG from 2009 through 2012. Ms. Koellner brings to the Board extensive international and financial expertise and strong executive leadership and strategic management skills. She has experience in corporate governance, human resources and risk management as well as significant public company board experience.

JOSEPH D. RUPP Director Since: 2020 Age: 70

Mr. Rupp served as Chairman of the Board of Directors of Olin Corporation, a leading vertically integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition, from 2016 until his retirement in 2017. Prior to that, Mr. Rupp served as Chairman and Chief Executive Officer of Olin from 2014 to 2016, as Chairman, President and Chief Executive Officer of Olin from 2005 to 2014 and as President and Chief Executive Officer of Olin from 2002 to 2005. Prior to 2002, Mr. Rupp served in various positions of increasing responsibility with Olin, which he originally joined in 1972. Mr. Rupp currently serves on the boards of directors of Cass Information Systems, Inc., O-I Glass, Inc. (formerly Owens-Illinois, Inc.), Quanex Building Products Corporation and Dot Foods, Inc. (non-public), and is on the Board of Trustees of Missouri University of Science and Technology. Mr. Rupp served as a director of Olin from 2002 to 2017. Mr. Rupp brings to the Board extensive experience in the metal-related manufacturing industry as well as strong executive leadership and strategic management skills and significant public company board experience.

LEON J. TOPALIAN Director Since: 2020 Age: 53

Mr. Topalian has served as President and Chief Executive Officer of Nucor since January 2020. Previously, Mr. Topalian served as President and Chief Operating Officer of Nucor from September 2019 to December 2019, as Executive Vice President of Beam and Plate Products from May 2017 to August 2019 and as Vice President of Nucor from 2013 to May 2017. Since joining Nucor in 1996 as a project engineer, Mr. Topalian has held a variety of leadership positions, including serving as General Manager of Nucor-Yamato Steel Company (Limited Partnership) and Nucor Steel Kankakee, Inc., Melting and Casting Manager at Nucor Steel South Carolina, Business Development Manager at Nucor’s corporate office, Operations Manager for Nucor’s former HIsmelt joint venture in Australia and Cold Mill Production Supervisor at Nucor Steel Berkeley in South Carolina. He serves on the boards of directors of the American Iron and Steel Institute and the World Steel Association and has previously served on the board of the American Institute of Steel Construction. Mr. Topalian is married to the sister of Mr. K. Rex Query’s wife. Mr. Query is an executive vice president of Nucor. Mr. Topalian brings to the Board a deep understanding of Nucor’s operations and unique organizational culture and values, gained through his 24 years of experience with the Company.

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INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF THE NOMINEES

JOHN H. WALKER Director Since: 2008 Age: 63

Mr. Walker has served as Non-Executive Chairman of the Board of Directors since January 2020. Prior to that, he served as Lead Director of Nucor from 2017 through 2019. Mr. Walker previously served as Non-Executive Chairman of the Board of Directors of Global Brass and Copper Holdings, Inc., a manufacturer and distributor of copper and copper-alloy sheet, strip, plate, foil, rod and fabricated components, from 2014 to 2019. Mr. Walker previously served as Executive Chairman of the Board of Directors of Global Brass and Copper from 2013 to 2014 and as Chief Executive Officer of Global Brass and Copper from 2007 to 2014. Prior to joining Global Brass and Copper, Mr. Walker was President and Chief Executive Officer of The Boler Company, the parent company of Hendrickson International, a suspension manufacturer for heavy duty trucks and trailers, from 2003 to 2006. From 2001 to 2003, he served as Chief Executive Officer of Weirton Steel Corporation, a producer of flat-rolled carbon steel, and, from 2000 to 2001, as President and Chief Operating Officer of Weirton Steel Corporation. From 1997 to 2000, Mr. Walker was President of flat-rolled products for Kaiser Aluminum Corporation, a producer of fabricated aluminum products. Mr. Walker currently serves on the board of directors of O-I Glass, Inc. (formerly Owens-Illinois, Inc.) and is Lead Director of Otis. Mr. Walker was a director of United Continental Holdings, Inc. from 2002 through 2016. In serving as Chief Executive Officer for three different companies, Mr. Walker developed strong executive leadership and strategic management skills. Mr. Walker also brings to the Board more than 35 years of experience in metal-related manufacturing and fabricating industries.

NADJA Y. WEST Director Since: 2019 Age: 60

General West is a retired U.S. Army Lieutenant General who served for 37 years in the U.S. Army. From 2015 to 2019, General West served as the 44th U.S. Army Surgeon General and Commanding General of the U.S. Army Medical Command. Prior to that, General West served as Joint Staff Surgeon from 2013 to 2015, acting as the chief medical advisor to the Chairman of the Joint Chiefs of Staff. She also previously served as Commanding General of Europe Regional Medical Command and Commander of Womack Army Medical Center at Fort Bragg. She is the recipient of numerous military awards, including the Distinguished Service Medal, the Defense Superior Service Medal and the Legion of Merit. General West currently serves as a director of Johnson & Johnson and Tenet Healthcare Corporation. General West brings to the Board proven global operational and executive leadership skills and a strategic perspective derived from her years of service at the most senior levels in the U.S. Armed Forces. She also has expertise in government relations and human capital management.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The tables below give information concerning the beneficial ownership of Nucor’s common stock as of February 26, 2021 by all directors and director nominees, each executive officer listed in the Summary Compensation Table, all directors and executive officers as a group, and the persons who are known to Nucor to be the owners of more than 5% of the outstanding common stock of Nucor. “Beneficial ownership” is determined in accordance with the SEC rules.

Executive Officers and Directors

	Shares Owned			Shares Subject to Options (1)	Shares Underlying Restricted Stock Units (1)	Total Beneficial Ownership	Percent of Class (2)
Name	Sole Voting and Investment Power		Shared Voting and Investment Power
Patrick J. Dempsey	—		—	—	11,154	11,154	*
James D. Frias	165,740	(3)	—	238,852	154,229	558,821	*
Ladd R. Hall	186,805		8,402	144,176	—	339,383	*
Christopher J. Kearney	6,000		—	—	33,582	39,582	*
Laurette T. Koellner	—		—	—	14,022	14,022	*
Raymond S. Napolitan, Jr.	27,205	(3)	3,060	164,608	108,896	303,769	*
Joseph D. Rupp	—		—	—	3,532	3,532	*
David A. Sumoski	54,216	(3)	—	113,370	93,324	260,910	*
Leon J. Topalian	17,995		1,278	47,581	93,785	160,639	*
D. Chad Utermark	64,824	(3)	—	113,370	102,674	280,868	*
John H. Walker	2,645		—	—	36,449	39,094	*
Nadja Y. West	—		—	—	3,532	3,532	*

All 18 directors and executive officers as a group	514,018		22,416	677,781	894,673	2,108,888	*
*	Represents holdings of less than 1%.

(1)	The number of shares beneficially owned subject to stock options or underlying restricted stock units (“RSUs”) includes shares of common stock that such person or group had the right to acquire on or within 60 days after February 26, 2021 upon the exercise of stock options or the vesting of RSUs. Holders of RSUs have no voting rights until such units settle and shares of common stock are issued to the holders.

(2)	Based on 298,383,466 shares of Nucor common stock outstanding as of the close of business on February 26, 2021.

(3)	Includes 74,846 shares for Mr. Frias, 15,236 shares for Mr. Napolitan, 3,897 shares for Mr. Sumoski and 16,326 shares for Mr. Utermark that they have elected to defer under the Nucor Corporation Senior Officers Annual Incentive Plan (the “AIP”). The deferred shares have no voting power.

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Principal Stockholders

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class (1)
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	35,179,986	(2)	11.79%
State Farm Mutual Automobile Insurance Company and related entities One State Farm Plaza Bloomington, Illinois 61710	28,342,828	(3)	9.50%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	21,026,505	(4)	7.05%
State Street Corporation State Street Financial Center One Lincoln Street Boston, Massachusetts 02111	18,374,173	(5)	6.16%
Capital World Investors 333 South Hope Street, 55th Floor Los Angeles, California 90071	18,078,560	(6)	6.06%
(1)	Based on 298,383,466 shares of Nucor common stock outstanding as of the close of business on February 26, 2021.

(2)	Based on a Schedule 13G/A filed with the SEC on February 10, 2021, reporting beneficial ownership as of December 31, 2020. That filing indicates that The Vanguard Group, Inc. has sole voting power as to none of the shares shown, shared voting power as to 507,253 of the shares shown, sole dispositive power as to 33,868,009 of the shares shown and shared dispositive power as to 1,311,977 of the shares shown.

(3)	Based on a Schedule 13G/A filed with the SEC on February 9, 2021, reporting beneficial ownership as of December 31, 2020. That filing indicates that State Farm Mutual Automobile Insurance Company has sole voting and dispositive power as to 21,636,800 of the shares shown and shared voting and dispositive power as to 79,600 of the shares shown; State Farm Life Insurance Company has sole voting and dispositive power as to 532,400 of the shares shown and shared voting and dispositive power as to 17,966 of the shares shown; State Farm Life & Accident Assurance Co. has sole voting and dispositive power as to none of the shares shown and shared voting and dispositive power as to 1,362 of the shares shown; State Farm Fire and Casualty Company has sole voting and dispositive power as to 2,800,000 of the shares shown and shared voting and dispositive power as to 20,741 of the shares shown; State Farm Investment Management Corp. has sole voting and dispositive power as to 968,000 of the shares shown and shared voting and dispositive power as to none of the shares shown; and State Farm Insurance Companies Employee Retirement Trust has sole voting and dispositive power as to 2,272,100 of the shares shown and shared voting and dispositive power as to 13,859 of the shares shown.

(4)	Based on a Schedule 13G/A filed with the SEC on January 29, 2021, reporting beneficial ownership as of December 31, 2020. That filing indicates that BlackRock, Inc. has sole voting power as to 18,033,456 of the shares shown, shared voting power as to none of the shares shown, sole dispositive power as to all of the shares shown and shared dispositive power as to none of the shares shown.

(5)	Based on a Schedule 13G filed with the SEC on February 9, 2021, reporting beneficial ownership as of December 31, 2020. That filing indicates that State Street Corporation has sole voting power as to none of the shares shown, shared voting power as to 16,659,382 of the shares shown, sole dispositive power as to none of the shares shown and shared dispositive power as to 18,357,795 of the shares shown.

(6)	Based on a Schedule 13G filed with the SEC on February 16, 2021, reporting beneficial ownership as of December 31, 2020. That filing indicates that Capital World Investors has sole voting power as to 18,042,137 of the shares shown, shared voting power as to none of the shares shown, sole dispositive power as to all of the shares shown and shared dispositive power as to none of the shares shown.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board of Directors.    Our business and affairs are managed under the direction of the Board of Directors. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s stockholders. Our Bylaws provide that the Board of Directors consists of a number of directors to be fixed from time to time by a resolution of the Board. The Board of Directors currently has seven members, six of whom are independent.

Corporate Governance Principles.    The Board has adopted Corporate Governance Principles setting forth a framework for our corporate governance with respect to the role and composition of the Board and Nucor’s management, responsibilities of directors, director qualification standards (including working to ensure Board diversity), functioning of the Board and its committees, compensation of directors, and annual performance evaluations of the Board, its committees, individual directors, the Non-Executive Chairman of the Board and our Chief Executive Officer (or CEO).

Codes of Ethics.    The Board has adopted a Code of Ethics for Senior Financial Professionals that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Corporate Controller and other senior financial professionals and includes guidelines relating to the ethical handling of actual or apparent conflicts of interest, compliance with laws and accurate financial reporting. In addition, the Board has adopted Standards of Business Conduct and Ethics, which apply to all teammates, officers and directors of the Company. The Company intends to post any amendments to, or waivers from, either of these documents (to the extent required to be disclosed pursuant to Form 8-K) on the Company’s website at www.nucor.com/leadership.

Documents Available.    Certain of the Company’s corporate governance materials, including the charters for the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee, the Corporate Governance Principles, the Code of Ethics for Senior Financial Professionals and the Standards of Business Conduct and Ethics, are available on the Company’s website at www.nucor.com/leadership. The Company also makes available on its website at www.nucor.com/leadership the Company’s Human Rights Policy and other supply chain documents, including a Supplier Code of Conduct, a Policy on Combatting Trafficking in Persons and a Policy on Eliminating Forced Labor from our Supply Chain, as well as a report on the Company’s Political Disclosures and Lobbying Oversight. In addition, the Company posts on its website at www.nucor.com/leadership the Company’s Sustainability Accounting Standards Board Disclosure, the Company’s Commitment on Climate Change, the Company’s Safety Overview and the Company’s Commitment to Diversity, Equity and Inclusion. Any modifications to these documents will be reflected on the Company’s website.

Director Independence.    The Board believes that a majority of its members are independent under the applicable NYSE rules and SEC rules. The NYSE rules provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The NYSE rules recommend that a board of directors consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company. The Board has adopted Categorical Standards for Determination of Director Independence (the “Categorical Standards”) to assist the Board in determining whether a particular relationship a director has with the Company is a material relationship that would impair the director’s independence. The Categorical Standards establish thresholds at which directors’ relationships with the Company are deemed to be not material and, therefore, shall not disqualify any director or director nominee from being considered “independent.” The Categorical Standards are included as an appendix to Nucor’s Corporate Governance Principles, which are available on the Company’s website at www.nucor.com/leadership.

In February 2021, the Board of Directors, with the assistance of the Governance and Nominating Committee, conducted an evaluation of director independence based on the Categorical Standards, the NYSE rules and the SEC rules. The Board considered all relationships and transactions between each director (and his or her immediate family members and affiliates) and each of Nucor, its management and its independent registered public accounting firm, including, with respect to Mr. Dempsey, who serves as President and Chief Executive Officer and a director of Barnes Group Inc., that Nucor in the ordinary course of business purchased from and sold to Barnes Group goods in 2020 in an amount less than 0.5% of the consolidated gross revenues of Barnes Group. As a result of this evaluation, the Board determined those relationships that do exist or did exist within the last three years (except for Mr. Topalian’s in his capacity as Nucor’s President and Chief Executive Officer) all fall

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well below the thresholds in the Categorical Standards. Consequently, the Board of Directors determined that each of Generals Austin and West and each of Messrs. Dempsey, Kearney, Rupp and Walker and Ms. Koellner is (and, in the case of General Austin, was) an independent director under the Categorical Standards, the NYSE rules and the SEC rules. The Board also determined that each member of the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee (see membership information below under “Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

Board Leadership Structure.    Nucor currently has separated the roles of Chairman of the Board and Chief Executive Officer. Mr. John H. Walker serves as Non-Executive Chairman of the Board and Mr. Leon J. Topalian serves as President and Chief Executive Officer of the Company. The Company previously combined the roles of Chairman of the Board and Chief Executive Officer and, in the future, the Board may determine in certain circumstances that it is in the best interests of the Company and our stockholders for the same person to hold the positions of Chairman of the Board and Chief Executive Officer. The Board’s leadership structure is outlined in the Company’s Bylaws and Corporate Governance Principles, as described below:

Separate Chairman and CEO	Given the Company’s current needs, the Board believes that the existing leadership structure with Mr. Walker serving as Non-Executive Chairman of the Board and Mr. Topalian serving as President and Chief Executive Officer is appropriate as it allows Mr. Topalian to focus on the day-to-day operation of the business, execution of the Company’s strategy, shaping of the Company’s corporate vision and operational leadership of the business while allowing Mr. Walker to facilitate the Board’s independent oversight of management and the Company’s strategic direction, the Board’s engagement with stockholders, the Board’s consideration of key governance matters and communication between senior management and the Board about issues such as management development and succession planning, executive compensation and Company performance.

Independent Directors	Independent directors comprise more than 85% of the Board and 100% of each of the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee.

Committee Chairs	All chairs of the Board’s committees are independent and are annually appointed by the Board, approve agendas and material for respective committee meetings and act as a liaison between committee members and the Board and management.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board Committees.    The Board of Directors has three standing committees: the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee. Each of these committees acts pursuant to a written charter adopted by the Board of Directors. Committee members and committee chairs are appointed by the Board. The members and chairs of these committees are identified in the table below:

Director	Audit Committee	Compensation and Executive Development Committee	Governance and Nominating Committee

Patrick J. Dempsey	X	X	X

Christopher J. Kearney	X	Chair	X

Laurette T. Koellner	Chair	X	X

Joseph D. Rupp	X	X	X

Leon J. Topalian

John H. Walker	X	X	Chair

Nadja Y. West	X	X	X

The following table provides information about the operation and key functions of these committees:

Committee	Key Functions and Additional Information	Number of Meetings in 2020
Audit Committee

•  Assists the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent registered public accounting firm and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm.

•  Appoints, compensates, retains and oversees the work of the Company’s independent registered public accounting firm.

•  Reviews and discusses with management and the Company’s independent registered public accounting firm the annual and quarterly financial statements.

•  Reviews and discusses with management the quarterly earnings releases.

•  Considers and pre-approves all auditing services, internal control-related services and permitted non-auditing services to be provided by the Company’s independent registered public accounting firm.

•  Monitors the adequacy of the Company’s reporting and internal controls.

•  Assists the Board in its oversight of enterprise risk management.

		4

Compensation and Executive Development Committee	• Administers the compensation program for the senior officers. • Reviews, evaluates and determines compensation of the senior officers. • Reviews and recommends to the Board compensation of the directors. • Reviews and approves employment offers, arrangements and other benefits for the senior officers. • Reviews the Company’s executive succession and management development plans. • Oversees regulatory compliance and risk regarding compensation matters.	4

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Committee	Key Functions and Additional Information	Number of Meetings in 2020

Governance and Nominating Committee

•  Develops and recommends to the Board for approval specific guidelines and criteria for selecting nominees for election to the Board.

•  Identifies, evaluates and recommends to the Board nominees for election to the Board, and, as a part of such role, works to ensure that the Board is composed of individuals representing a diversity of thoughts, backgrounds, skills, experiences and expertise and includes in each third-party search for new director nominees, qualified candidates who reflect diverse backgrounds, including diversity of gender and race.

•  Makes recommendations to the Board concerning (i) the size, composition and leadership of the Board, (ii) the committee structure of the Board, committee operations (including the ability to delegate to subcommittees) and committee reporting to the Board, (iii) the qualifications of committee members, (iv) the size, composition and leadership of each Board committee and (v) the responsibilities of each Board committee.

•  Develops and oversees the annual process of evaluating the performance of the Board and the Company’s management.

•  Develops and oversees the Company’s policy on political expenditures and reviews the Company’s political expenditures as well as the Company’s payments to trade associations and other tax-exempt organizations that may be used for political purposes. Periodically recommends to the Board changes with respect to the Company’s policy on political expenditures.

•  Administers the Company’s policy and procedures for the review, approval or ratification of related person transactions.

•  Considers and recommends to the Board actions relating to corporate governance.

4

The Board of Directors has determined that Ms. Koellner is an “audit committee financial expert” within the meaning of the SEC rules and that she has accounting and related financial management expertise as determined by the Board in its business judgment. The Board of Directors has also determined that each member of the Audit Committee is financially literate as determined by the Board in its business judgment.

The Board may also establish other committees from time to time as it deems necessary.

Director Meetings.    The Board of Directors held four meetings during 2020. Each incumbent director attended, or participated by means of remote communication in, 75% or more of the aggregate number of meetings of the Board and committees of the Board on which such director served during 2020. Pursuant to the Corporate Governance Principles, the independent directors meet in executive session prior to or after each quarterly Board meeting and as necessary prior to or after other Board meetings. Mr. Walker, as Non-Executive Chairman of the Board, presides over these executive sessions.

Attendance at Annual Meetings of Stockholders.    Directors are expected to attend the Company’s annual meeting of stockholders. All eight of the Company’s directors in office at the time, including all of the Company’s current directors, participated in the Company’s 2020 annual meeting of stockholders, which was held virtually via live audio webcast due to the COVID-19 pandemic.

Annual Evaluation of Directors and Committee Members.    The Board of Directors evaluates the performance of each director, each committee of the Board, the Non-Executive Chairman of the Board and the Board of Directors as a whole on an annual basis. In connection with this annual self-evaluation, each director anonymously records his or her views on the performance of each director, each committee of the Board, the

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Chief Executive Officer, the Non-Executive Chairman of the Board and the Board of Directors as a whole. The entire Board of Directors reviews the results of these reports and determines what, if any, actions should be taken in the upcoming year to improve its effectiveness and the effectiveness of each director, each committee of the Board, the Chief Executive Officer and the Non-Executive Chairman of the Board.

Board’s Role in Risk Oversight.    The Board of Directors oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole Board and through its committees. At least annually, the full Board reviews strategic risks and opportunities facing the Company. Among other areas, the Board is involved in overseeing risks related to the Company’s overall strategy, business results, capital structure, capital allocation and budgeting, and executive officer succession. Certain other important categories of risk are assigned to designated Board committees (which are composed solely of independent directors) that report back to the full Board.

The Audit Committee is specifically charged with the responsibility of meeting periodically with management, the Company’s General Counsel and outside counsel to discuss the Company’s major financial risk exposures, including, but not limited to, legal and environmental claims and liabilities, cybersecurity, risk management and other financial exposures, and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Company’s Corporate Controller annually conducts a risk assessment, which includes input from senior officers, and prepares for the Audit Committee’s review a report and a presentation identifying and evaluating the key risks facing the Company, how those risks interrelate, how they affect the Company and how management addresses those risks. After completing a review and analysis of the report and the presentation, the Audit Committee meets with management to provide its comments on the report and the presentation and to provide guidance on areas that the Audit Committee believes management and the Corporate Controller should consider in identifying and evaluating the risks facing the Company.

The Compensation and Executive Development Committee oversees Nucor’s executive compensation plans to ensure they do not incentivize excessive risk-taking by our senior officers. Although a significant portion of our executives’ compensation is performance-based, we believe our compensation plans are appropriately structured and do not pose a material risk to Nucor.

The Governance and Nominating Committee oversees issues that may create governance risks, such as Board composition and structure, director selection and director succession planning.

The Board believes that its leadership structure supports the Company’s governance approach to risk oversight as the President and Chief Executive Officer is involved directly in risk management as a member of the Company’s management team, while the Non-Executive Chairman of the Board and the committee chairpersons, in their respective areas, maintain oversight roles as independent members of the Board.

Compensation Consultant.    The Compensation and Executive Development Committee has sole authority under its charter to retain compensation consultants and to approve such consultants’ fees and retention terms. The Compensation and Executive Development Committee has retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) to act as its independent advisor and to provide it with advice and support on executive compensation issues. The Compensation and Executive Development Committee has reviewed and confirmed the independence of Pearl Meyer as the committee’s compensation consultant. Neither Pearl Meyer nor any of its affiliates provides any services to Nucor except for services related solely to executive officer and director compensation. Please see “Executive Officer Compensation – Compensation Discussion and Analysis – 2020 Executive Compensation in Detail – Determination of 2020 Compensation” on page 30 of this Proxy Statement for a description of Nucor’s process for the consideration and determination of executive compensation and Pearl Meyer’s role in such process.

No Hedging or Short Selling.    Nucor maintains a trading policy that prohibits any hedging or short selling (profiting if the market price decreases) of Nucor securities by any director, officer or general manager of Nucor or any other employee of the Company whose function and responsibilities provide access to material, non-public information about Nucor. The trading policy also prohibits such persons from using Nucor securities as collateral in a margin account with a broker-dealer.

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Policy on Executive Officer Incentive Compensation Recoupment.    The Company has a written policy to address the recoupment of performance-based compensation awarded to or earned by an executive officer if there is a restatement of the Company’s financial results due to material noncompliance of the Company with any financial reporting requirement under the federal securities laws. In the event of such a restatement, the Compensation and Executive Development Committee shall review the performance-based compensation awarded to or earned by the executive officers during the three-year period prior to the restatement event and, if the committee determines in its reasonable discretion that any such performance-based compensation would not have been awarded to or earned by an executive officer based on the restated financial results, the committee shall within 12 months of the restatement event, to the extent practicable, seek to recover from such executive officer any portion of the performance-based compensation that is greater than that which would have been awarded or earned had it been calculated on the basis of the restated financial results. A copy of the policy is available on our website at www.nucor.com/leadership.

Policy on Transactions with Related Persons.    The Company has a written policy and procedures for the review, approval or ratification of any transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions with the Company’s directors and executive officers, business and other organizations with which its directors or executive officers are affiliated, members of their immediate families and other related persons. This policy is administered by the Governance and Nominating Committee of the Board of Directors. The policy includes certain categories of pre-approved transactions that are based upon exceptions to the SEC’s rules for disclosure of such transactions. For transactions that are not pre-approved, the Governance and Nominating Committee, in determining whether to approve or ratify a transaction with a related person or an organization with which a related person is affiliated, takes into account, among other things, (i) whether the transaction was undertaken in the ordinary course of business of the Company; (ii) the approximate dollar value of the transaction; (iii) the purpose, and potential benefits to the Company, of the transaction; and (iv) the related person’s interest in the transaction, including whether the related person or his or her immediate family member participated in the negotiation of the terms of the transaction or received any special benefits from the transaction.

In 2020, Lauren Jellison, a melt shop shift supervisor at Nucor and the daughter of Douglas J. Jellison, an executive officer of Nucor, was paid compensation of approximately $172,800. Also in 2020, Nathanael Slate, a casting shift supervisor at Nucor and the son of MaryEmily Slate, an executive officer of Nucor, was paid compensation of approximately $194,400, and Kyle Sparkman, a shipping operator at Nucor and the son-in-law of Daniel R. Needham, an executive officer of Nucor, was paid compensation of approximately $120,500. The foregoing have been approved under Nucor’s policy on transactions with related persons.

Director Nomination Process.    The Governance and Nominating Committee has a process of identifying and evaluating potential nominees for election as members of the Board. The Governance and Nominating Committee has a policy that potential nominees shall be evaluated no differently regardless of whether the nominees are recommended by a stockholder, a Board member or Nucor’s management. The Governance and Nominating Committee considers potential nominees from all these sources, develops information from many sources concerning the potential nominees, evaluates the potential nominees as to the qualifications that the committee and the Board have established and in light of the current skill, background and experience of the Board’s members and the future, ongoing needs of the Company and makes a decision whether to recommend any potential nominee for consideration for election as a member of the Board. In the past, Nucor has engaged third-party search firms to assist the Governance and Nominating Committee in identifying and evaluating potential director nominees, and Nucor may do so again in the future.

The Governance and Nominating Committee is committed to ensuring that the Board is composed of individuals representing a diversity of thoughts, backgrounds, skills, experiences and expertise. Pursuant to the Company’s Corporate Governance Principles and the charter for the Governance and Nominating Committee, in evaluating potential nominees for election and reelection as members of the Board, the Governance and Nominating Committee considers persons representing a diversity of thoughts, backgrounds, skills, experiences and expertise and includes in each third-party search for new nominees, qualified candidates who reflect diverse backgrounds, including diversity of gender and race. In addition, the potential nominee must:

•	be a person of the highest integrity and be committed to ethical standards of personal and corporate behavior;

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

•	have significant business experience or other organizational leadership experience that will allow the nominee to contribute significantly to the Company as a member of the Board;

•

if not a member of the Company’s management, not have any relationships, directly or through an immediate family member, with the Company that would make him or her not able to serve as an independent director within the meaning of any rules and laws applicable to the Company;

•	have a willingness and an ability to make the necessary time commitment to actively participate as a member of the Board; and

•	be able to represent the interests of all of Nucor’s stockholders and not merely those of one stockholder or a special interest group.

The Governance and Nominating Committee also believes there are certain specific qualities or skills that one or more members of the Board of Directors must possess. These include:

•	the skills and experience necessary to serve as an audit committee financial expert;

•	experience serving as the chief executive officer of, or in another senior management position with, a major manufacturing company;

•	significant and successful merger and acquisition experience; and

•	diversity in terms of race or gender.

The Governance and Nominating Committee assesses its effectiveness in balancing these considerations when reviewing the composition of the Board, and has determined that all of the nominees for election as directors at the Annual Meeting possess the personal characteristics, level of commitment to the Company, diversity, skills and experience that align with the Company’s long-term strategy and that enable the Board to operate in an engaged and effective manner.

Recommending Directors.    Stockholders may recommend a director nominee to be considered for Nucor’s 2022 annual meeting of stockholders by submitting the nominee’s name in accordance with provisions of the Company’s Bylaws, which require advance notice to the Company and certain other information. In general, under the Bylaws, the written notice must be delivered to, or mailed and received at, the Company’s principal executive offices not later than the close of business on the 120th day before the first anniversary of the Annual Meeting nor earlier than the close of business on the 150th day before the first anniversary of the Annual Meeting. As a result, notice of director nominees submitted by a stockholder pursuant to the provisions of Nucor’s Bylaws (other than proxy access director nominees) must be delivered, or mailed and received, not earlier than the close of business on December 14, 2021 and not later than the close of business on January 13, 2022. However, in the event that the date of the 2022 annual meeting of stockholders is more than 30 days before or more than 60 days after May 13, 2022, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to the date of the 2022 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

The notice must contain certain information about both the nominee and the stockholder submitting the nomination as set forth in Nucor’s Bylaws. With respect to the nominee, the notice must contain, among other things, (i) the nominee’s name, age and business and residential addresses; (ii) the nominee’s background and qualification, including, without limitation, the nominee’s principal occupation or employment; (iii) the class or series and number of shares or other securities of the Company directly or indirectly owned of record or beneficially by the nominee or any Stockholder Associated Person (as defined in Nucor’s Bylaws); (iv) any derivative positions held of record or beneficially by the nominee as well as any hedging transactions or similar agreements; (v) a written statement executed by the nominee (A) acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and our stockholders, (B) disclosing whether the nominee or any Stockholder Associated Person is a party to an agreement, arrangement or understanding with, or has given any commitment or assurance to, any person or

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

entity as to how the nominee, if elected as a director of the Company, will act or vote on any issue or question, (C) disclosing whether the nominee or any Stockholder Associated Person is a party to an agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with the nominee’s service or action as a director of the Company, (D) agreeing to update continually the accuracy of the information required by the immediately preceding clauses (B) and (C) for as long as the nominee is a nominee or a director of the Company and (E) agreeing if elected as a director of the Company to comply with all corporate governance codes, policies and guidelines applicable to directors; and (vi) any other information regarding the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors. With respect to the stockholder submitting the nomination, the notice must contain: (1) the name and address, as they appear on the Company’s books, of the stockholder and any Stockholder Associated Person; (2) the class or series and number of shares or other securities of the Company directly or indirectly owned of record or beneficially by the stockholder or any Stockholder Associated Person; (3) any derivative positions held of record or beneficially by the stockholder or any Stockholder Associated Person as well as any hedging transactions or similar agreements; (4) any other information regarding the stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors; and (5) a written statement whether either the stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of the Company’s voting shares. A stockholder who is interested in recommending a director nominee should request a copy of Nucor’s Bylaws by writing to the Company’s Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211.

Nominating Directors through Proxy Access.    A stockholder, or a group of up to 20 stockholders, that has owned continuously for at least three years shares of Nucor common stock representing an aggregate of at least 3% of the voting power of our issued and outstanding shares, may nominate and include in Nucor’s proxy materials for an annual meeting of stockholders a number of director nominees equal to the greater of (i) two nominees or (ii) 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in our Bylaws. A stockholder, or a group of stockholders, who is interested in submitting a proxy access director nomination should request a copy of Nucor’s Bylaws by writing to the Company’s Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211.

For the 2022 annual meeting of stockholders, notice of proxy access director nominees must be delivered to, or mailed and received at, the Company’s principal executive offices not later than the close of business on the 120th day nor earlier than the close of business on the 150th day before the first anniversary of the date the definitive proxy statement was first released to stockholders in connection with the Annual Meeting. As a result, notice of proxy access director nominees must be delivered, or mailed and received, not earlier than the close of business on October 27, 2021 and not later than the close of business on November 26, 2021. However, in the event that the date of the 2022 annual meeting of stockholders is more than 30 days before or more than 60 days after May 13, 2022, notice by the stockholder, or the group of stockholders, to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 150th day prior to the date of the 2022 annual meeting of stockholders and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

How to Communicate with the Board of Directors and Non-Management Directors.    Stockholders and other interested parties can communicate directly with any of the Company’s directors by sending a written communication addressed to the individual director c/o Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211. Stockholders and other interested parties wishing to communicate with Mr. Walker, as Non-Executive Chairman of the Board, or with the non-management directors as a group may do so by sending a written communication addressed to Mr. Walker c/o Corporate Secretary at the above address. All such communications are promptly reviewed before being forwarded to the addressee. Nucor generally will not forward to directors a communication that the Company determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

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DIRECTOR COMPENSATION

The Compensation and Executive Development Committee established the following director compensation amounts in 2019, and the fees were unchanged in 2020:

Board/Committee Position	2020 Annual Fee ($)
Non-Executive Chairman	200,000
Board Member (non-employee directors)	125,000
Audit Committee Chairman	25,000
Compensation and Executive Development Committee Chairman	20,000
Governance and Nominating Committee Chairman	15,000

Non-employee directors are granted each June 1 shares of Company common stock under the Nucor Corporation 2014 Omnibus Incentive Compensation Plan (the “Omnibus Plan”). Directors may elect to receive their shares in the form of deferred stock units. The number of shares of Company common stock awarded was equal to the quotient of $150,000 ($215,000 for the Non-Executive Chairman) divided by the closing price of a share of Nucor common stock on the grant date (rounded down to the next whole share). All directors elected to receive their grant in the form of deferred stock units in 2020. The deferred stock units are fully vested on the grant date but are payable in the form of shares of Nucor common stock only after the termination of the director’s service on the Board.

The table below summarizes the compensation of each non-employee director who served on the Board in 2020 for his or her Board and committee services during 2020. Directors who are also employees of Nucor (for 2020, Mr. Topalian) do not receive compensation (other than their compensation as employees of Nucor) for their service on the Board.

Name	Cash Fees ($)	Stock Awards ($) (1)		Total ($)
(a)	(b)	(c)		(h)
Lloyd J. Austin (2)	125,000	150,000	(3)	275,000
Patrick J. Dempsey	125,000	150,000	(3)	275,000
Christopher J. Kearney	145,000	150,000	(3)	295,000
Laurette T. Koellner	150,000	150,000	(3)	300,000
Joseph D. Rupp	125,000	150,000	(3)	275,000
John H. Walker	215,000	215,000	(4)	430,000
Nadja Y. West	125,000	150,000	(3)	275,000
(1)	The amounts shown represent the grant date fair value of annual equity awards. Our policy and assumptions made in the valuation of share-based payments are contained in Notes 2 and 16 of Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)	General Austin resigned from the Board of Directors effective January 22, 2021.

(3)	The number of deferred stock units granted to the non-employee directors and fully vested on June 1, 2020, based on the closing price of Nucor common stock on June 1, 2020 of $42.46, was 3,532 units.

(4)	The number of deferred stock units granted to the Non-Executive Chairman and fully vested on June 1, 2020, based on the closing price of Nucor common stock on June 1, 2020 of $42.46, was 5,063 units.

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DIRECTOR COMPENSATION

The table below summarizes the total number of vested deferred stock units granted to the non-employee directors under the Omnibus Plan, the Nucor Corporation 2010 Stock Option and Award Plan (the “2010 Plan”) and the Nucor Corporation 2005 Stock Option and Award Plan (the “2005 Plan”) that were outstanding as of December 31, 2020.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Vested Stock Units (#) (1)	Market Value of Vested Stock Units ($) (2)

Lloyd J. Austin (3)	8,784	467,221
Patrick J. Dempsey	11,154	593,281
Christopher J. Kearney	33,582	1,786,227
Laurette T. Koellner	14,022	745,830
Joseph D. Rupp	3,532	187,867
John H. Walker	36,449	1,938,722
Nadja Y. West	3,532	187,867
(1)	Deferred stock units are granted June 1 each year and are fully vested on the grant date but are payable in the form of shares of Nucor common stock only after the termination of the director’s service on the Board of Directors.

(2)	Represents the value of fully vested deferred stock units using the closing price of Nucor common stock of $53.19 on December 31, 2020.

(3)	General Austin resigned from the Board of Directors effective January 22, 2021.

Director Stock Ownership Guidelines.    To ensure that non-employee directors become and remain meaningfully invested in Nucor common stock, each non-employee director is required to own 7,000 shares of Nucor common stock (including deferred stock units). A non-employee director must meet the stock ownership requirement within five years of becoming a member of the Board. As of December 31, 2020, all of the non-employee directors were in compliance with the ownership requirement or in the first five years after becoming a director.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s report with respect to the Company’s audited consolidated financial statements for the year ended December 31, 2020 is as follows:

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements with Nucor’s management.

2.	The Audit Committee has discussed with PricewaterhouseCoopers LLP (referred to in this report as “PwC”), the Company’s independent registered public accounting firm, the audited consolidated financial statements and the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.	The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC that firm’s independence.

4.	The Audit Committee has reviewed and discussed with management and PwC management’s report on Nucor’s internal control over financial reporting and PwC’s attestation report on the effectiveness of Nucor’s internal control over financial reporting.

5.	Based on the reviews and the discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

THE AUDIT COMMITTEE

Laurette T. Koellner, Chairman

Patrick J. Dempsey

Christopher J. Kearney

Joseph D. Rupp

John H. Walker

Nadja Y. West

Fees Paid to Independent Registered Public Accounting Firm

For 2020 and 2019 fees billed for services provided by PwC were as follows:

	2020 ($)	2019 ($)

Audit Fees (1)	5,167,100	4,915,650
Audit-Related Fees	—	—
Tax Fees (2)	7,600	7,300
All Other Fees (3)	4,500	4,500
(1)	Audit fees consist of fees billed for professional services rendered in connection with the audit of Nucor’s annual consolidated financial statements and the review of Nucor’s interim consolidated financial statements in Forms 10-Q and for services normally provided in connection with statutory and regulatory filings or engagements. Audit fees also include fees billed for professional services rendered in connection with the audit of the effectiveness of internal control over financial reporting.

(2)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(3)	All other fees consist of fees billed for financial reporting literature.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm. These services may include audit services, audit-related

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REPORT OF THE AUDIT COMMITTEE

services, tax services and other services. All such services provided for 2020 were pre-approved by the Audit Committee. The Audit Committee concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence. The Audit Committee has delegated its authority to approve in advance all permissible non-audit services to be provided by PwC to the Chairman of the Audit Committee; provided, however, any such services approved by its Chairman shall be presented to the full Audit Committee at its next regularly scheduled meeting.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of Nucor for 2021. PricewaterhouseCoopers LLP has acted in such capacity for Nucor since 1989. The Audit Committee reviewed and discussed the performance of PricewaterhouseCoopers LLP for 2020 prior to its appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2021.

The Company expects that representatives of PricewaterhouseCoopers LLP will participate in the Annual Meeting, and the representatives will have an opportunity to make a statement if they desire to do so. The Company also expects that the representatives will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2021 is not required by our Bylaws or otherwise. Nevertheless, the Board is submitting the appointment of PricewaterhouseCoopers LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If the Company’s stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of PricewaterhouseCoopers LLP. Even if the Company’s stockholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Nucor and its stockholders.

Vote Recommendation

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2021. Unless otherwise specified, proxies will be voted “FOR” the proposal.

    2021 Proxy Statement    23

EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our executive compensation program has consistently aligned with our performance as an industry leader that strives to generate profitable growth, maximize total stockholder return and maintain a strong financial condition, while maintaining our commitment to safe and environmentally responsible operations. Over the years, our stockholders have been highly supportive of our program’s heavily leveraged, pay-for-performance structure, as demonstrated by our say-on-pay results averaging approximately 95% from 2011 through 2018. As a result of stockholder feedback in 2019 and 2020, we made several changes to our program that became effective in 2020. Based on our conversations with stockholders, they understand and are supportive of the changes that are described later in this Compensation Discussion and Analysis (referred to in this section and the “Executive Compensation Tables” section as “CD&A”).

Stockholders, through their feedback, have also expressed appreciation for the features of our executive compensation program that promote stability and facilitate smooth succession planning throughout the organization. They understand the long-term nature of our projects and the critical need for a workforce that can ride through the natural ups and downs of our business cycle and continue to deliver industry-leading returns over the long term. Nucor teammates grow, develop and progress through Nucor, which allows us to execute on our multi-year, large-scale initiatives without disruption. Growing our team from within is fundamental to who we are, which was evidenced by our orderly CEO succession when Leon J. Topalian was promoted to President and Chief Executive Officer, effective January 1, 2020.

This year’s CD&A reviews the objectives and elements of Nucor’s executive compensation program and discusses the 2020 compensation earned by our named executive officers (“Executive Officers”) listed in the table below. It also explains the actions the Compensation and Executive Development Committee of the Board (referred to in this section and the “Executive Compensation Tables” section as the “Committee”) took to keep the executive compensation program aligned with stockholder interests and expectations, ensuring we continue to attract, retain and develop the best leadership talent in our industry.

Executive Officer	Principal Position
Leon J. Topalian	President and Chief Executive Officer
James D. Frias	Chief Financial Officer, Treasurer and Executive Vice President
Raymond S. Napolitan, Jr.	Executive Vice President-Engineered Bar Products and Digital
David A. Sumoski (1)	Executive Vice President-Bar, Rebar Fabrication and Construction Services
D. Chad Utermark	Executive Vice President-Fabricated Construction Products
Ladd R. Hall (2)	Former Executive Vice President-Flat Rolled Products
(1)	Mr. Sumoski was promoted to Chief Operating Officer on January 1, 2021.
(2)	Mr. Hall retired on June 20, 2020.

EXECUTIVE SUMMARY

2020 Business Overview

2020 was an incredibly challenging year. The pandemic impacted businesses and markets and has taken a tremendous toll on our teammates, their families, our customers and the communities where we operate. The distractions we have faced as a company are significant. Yet, the Nucor team never lost its way delivering the safest year in our history. Operating safely is the result of the hard work, dedication and ownership of our 26,400 team members who made this result possible.

Our financial performance for 2020 ended up much stronger than anyone would have anticipated when the pandemic first took hold in March. Our team and our business model proved to be incredibly resilient and we were able to take advantage of the stronger than expected recovery because the Nucor team did excellent work to keep our facilities running consistently and safely throughout the volatility that characterized 2020, allowing us to reliably fulfill our customers’ requirements.

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COMPENSATION DISCUSSION AND ANALYSIS

In December 2020, we announced an increase in our regular cash dividend to $0.405 per share. Nucor has increased its base dividend for 48 consecutive years – every year since it first began paying dividends in 1973.

Our leadership team continues to execute on our business strategy, which drives growth through targeted capital projects to improve our products and reduce our costs as well as through acquisitions to enhance our competitiveness or expand our capabilities. Their long-term focus has enabled us to outperform our steel competitors and keep pace with other leading industrial companies. Our executive compensation program continues to align the interests of our executives with those of our stockholders.

Say-on-Pay Vote and Feedback from Stockholders

Over the years, our stockholders have been highly supportive of our executive compensation program’s heavily leveraged, pay-for-performance structure, as demonstrated by our say-on-pay results averaging approximately 95% from 2011 through 2018. However, at our 2019 and 2020 annual meetings of stockholders, we received lower levels of support due primarily to our long-standing approach to severance, which was implemented during a time when Nucor was at significant risk of losing critical leadership talent and intellectual capital to emerging industry competitors.

In light of the feedback, the Committee took the following actions in February 2020, which have been fully implemented for 2020 and future years:

•

Eliminated severance benefits. Benefits under the Nucor Corporation Severance Plan for Senior Officers and General Managers (the “Severance Plan”) are no longer provided to Executive Vice Presidents (“EVPs”) and above, including Executive Officers. Severance benefits are no longer provided to any Executive Officer upon retirement.

•

Implemented a supplemental retirement plan. EVPs and above who are at least age 60 or have held an EVP title (or above) for at least seven years are eligible for a supplemental retirement plan benefit or a reduced benefit upon termination prior to satisfying the age or service requirement for retirement. Under this plan, EVPs continue to be subject to robust non-compete/non-solicitation agreements.

This element of compensation is now reflected in the “All Other Compensation” column of the Summary Compensation Table, which will be newly disclosed for 2020. As such, we are required in this year’s filing to report the full value of the benefit earned based on years of accumulated service from each Executive Officer’s date of eligibility (the date they were appointed an EVP). This means that for 2020, the value will be significantly higher than it will be for future years, which will reflect only the aggregate change in the accrued benefit payable, based on the plan’s benefit formula.

•

Reduced change in control benefits. Compensation paid following termination in the event of a change in control would be limited to a market multiple of base salary and annual incentives. LTIP award amounts will no longer be included in the payout calculation. Cash payments for RSU grants based on future performance have also been eliminated.

During the summer and fall of 2020, we reached out to stockholders representing approximately 50% of our outstanding shares and were able to engage in substantive discussions with stockholders who owned approximately 30% of our outstanding shares. These meetings were conducted remotely, joined by both our Chief Executive Officer and Chief Financial Officer, and focused on a wide array of compensation and environmental, social and governance (“ESG”) related topics. These communications validated that our stockholders continue to be broadly supportive of the overall philosophy, objectives and design of our executive compensation program. They also reinforced that our stockholders are generally satisfied with our overall policies related to ESG issues, but that some would like to better understand the ESG risks and opportunities that we face as a business and our strategies to address them. In response, we have posted several pieces of additional disclosure to the Company’s website at www.nucor.com/leadership. These disclosures include:

•	Sustainability Accounting Standards Board Disclosure

•	Commitment on Climate Change

•	Political Disclosures and Lobbying Oversight Report

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COMPENSATION DISCUSSION AND ANALYSIS

•	Human Rights Policy

•	Safety Overview

•	Commitment to Diversity, Equity and Inclusion

This enhanced disclosure is in addition to several pre-existing documents that address the Company’s governance practices and policies, and our consistent care and concern with respect to fair treatment of labor at Nucor and throughout our global supply chain. We intend to build on these disclosures to create increasingly integrated reporting that will facilitate all our stakeholders’ understanding of our strengths, strategies, risks and opportunities in these critical areas of business impact.

The discussions with stockholders in the summer and fall of 2020 were in addition to our regular stockholder engagement activities that occur throughout the year (an estimated more than 150 investor meetings, video conferences and calls). In general, throughout these interactions, investors have validated their continued overall support for our executive compensation program and its heavily leveraged, pay-for-performance structure and have appreciated the changes to the program outlined above.

The Committee worked closely with its independent compensation consultant to ensure that the above changes balance the need for market-aligned program features with designs that support our preference for developing talent internally and maintaining an experienced and stable executive leadership team. Aside from the adjustments described above, the Committee did not make any material changes to the overall design of the executive compensation program. We believe that our program remains well aligned with our pay-for-performance principles as described in the following pages of this CD&A.

Share the Pain, Share the Gain: Nucor’s Approach to Executive Compensation

Nucor designed and built its executive compensation program with pay-for-performance at its core. The result is a program that is highly leveraged – a significant portion of our executive compensation is variable and directly linked to Nucor’s relative performance and the value created for its stockholders. Here is an overview of how it works:

•

Base salaries are generally set below the market median for similar size industrial and materials companies. Accordingly, the Committee recognizes that Executive Officers may earn below median levels of compensation when Nucor’s performance is below its peers, even if an Executive Officer’s individual performance may be superior. This practice has resulted, and may result in the future, in Executive Officers earning less than their peer company counterparts.

•

The incentive plans measure performance relative to two performance comparator groups: the Steel Comparator Group and the General Industry Comparator Group. The companies included in these comparator groups are reviewed annually by the Committee. Please see “The Role of Compensation Peer Companies and Performance Comparator Groups – Performance Comparator Groups” beginning on page 29 of this CD&A for more information. The incentive plans are designed to pay well when performance is high and potentially not pay any incentive if performance is poor.

•

Through a multi-year business cycle, total compensation outcomes should be aligned with the median of Nucor’s steel company peers and other similar size industrial and materials companies. The incentive plans are based on analysis that assumes some years of lower performance where no payouts may be earned and some years where maximum payouts may be achieved – to reflect fluctuations in economic activity and performance relative to peers.

•

A significant amount of equity must be held until retirement. Nucor maintains a higher-than-market level stock ownership requirement, which aligns the interests of our Executive Officers with those of our stockholders.

•

Nucor takes an egalitarian approach to providing benefits to our employees. In fact, certain benefits, such as Nucor’s Profit Sharing, Scholarship Program, Employee Stock Purchase Plan, Extraordinary Bonus and Service Awards Program are not available to Executive Officers, and Executive Officers do not receive significant executive perquisites, such as company cars, country club memberships or personal use of corporate aircraft.

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COMPENSATION DISCUSSION AND ANALYSIS

The bottom line is that for any given year, if Nucor performs poorly, Executive Officers will be paid below the market median. On the other hand, if performance is outstanding, Executive Officers will be paid above the market median. By providing this balanced compensation approach, Nucor provides Executive Officers with a reasonable measure of security regarding the minimum level of compensation they are eligible to receive, while motivating them to focus on the business measures that will produce a consistently high level of performance for Nucor and return for its stockholders. Decisions with regard to the actual amount or value of compensation granted to each Executive Officer are based on actual Nucor performance. Individual performance does not influence incentive plan payouts.

2020 Compensation Overview

Nucor’s executive compensation plans worked as designed in 2020.

•

Base salaries: Increases for Executive Officers varied by individual. The newly promoted CEO’s salary was set below the 25th percentile of the market data. Other executives received increases that brought them closer to the median of the market data.

•

Annual incentives: Our Executive Officers earned an annual incentive under the AIP reflecting Nucor’s return on equity (“ROE”) and return on average invested capital (“ROAIC”) performance as compared to the Steel Comparator Group. Given the challenges of the global pandemic, performance in 2020 was strong.

•

Long-term incentives: The LTIP rewarded Executive Officers for Nucor’s strong performance during the three-year performance period ended December 31, 2020 relative to the Steel Comparator Group (ranked second out of six), but resulted in a modest payout for the three-year performance period ended December 31, 2020 relative to the General Industry Comparator Group (ranked eighth out of 11). Please see “The Role of Compensation Peer Companies and Performance Comparator Groups – Performance Comparator Groups” beginning on page 29 of this CD&A for descriptions of the performance comparator groups. In 2020, performance RSUs were granted based on Nucor’s ROE performance for the preceding year. In addition, time-vesting RSUs and stock options were granted in 2020.

The Committee has the right to exercise discretion to reduce an incentive plan payout to ensure that payouts from any incentive plan produce their desired result. However, the Committee may not exercise discretion to increase a payout. For 2020, the Committee reviewed the payouts and determined that the incentive plan payouts were appropriate and, therefore, did not reduce the incentive plan payouts.

Best-Practice Compensation Governance Features

Our executive compensation program is grounded in the following policies and practices, which promote sound compensation governance, reflect our executive compensation philosophy and further align our Executive Officers’ interests with those of our stockholders.

What We Do		What We Don’t Do
✓	Place a heavy emphasis on variable compensation	x	Provide “single trigger” change in control severance benefits
✓	Require significant stock ownership and holding requirements	x	Offer significant perquisites
✓	Subject incentive compensation to a clawback policy	x	Pay excise tax gross-ups
✓	Conduct annual compensation risk assessments	x	Permit hedging or short selling of Company stock
✓	Use an independent compensation consultant	x	Change plan designs very often
✓	Reach out to discuss our compensation plans with our stockholders

In response to stockholder feedback, we entered into new agreements with our Executive Officers in February 2020, which eliminated severance benefits and reduced change in control benefits (as described

    2021 Proxy Statement    27

COMPENSATION DISCUSSION AND ANALYSIS

on page 25). Consistent with our compensation governance practices described above, these agreements do not provide for excise tax gross-ups, “single trigger” change in control severance benefits or excessive change in control severance.

WHAT GUIDES OUR PROGRAM

Program Aligned with Strategy

Nucor’s executive compensation program continues to support our strategy. We expect to achieve the sustained creation of incremental stockholder value by growing our core businesses through disciplined execution, selectively expanding beyond our traditional product offerings into areas where we believe we can create and build on a sustainable competitive advantage and living our Nucor culture each day.

Our culture values safety above all else, relies on trust and open communications to facilitate the teamwork that is essential to driving results and remains committed to the community stewardship that is critical to building trust among all our stakeholders, helping to ensure that we can all succeed together.

Our Compensation Philosophy

Nucor believes that executive compensation should be commensurate and aligned with the performance of Nucor and the creation of long-term stockholder value. To this end, our executive compensation program is designed to pay above the market median when performance is outstanding and provide compensation below the market median when performance is below Nucor’s peers. The following key principles form the core of our executive compensation philosophy:

Key Principle	Description
Pay for Performance	A significant portion of total compensation should be variable and dependent upon the attainment of certain specific and measurable annual and long-term performance objectives.
Attraction and Retention	The executive compensation program should enable the Company to attract highly talented people with exceptional leadership capabilities and to retain high-caliber talent.
Team-Based Incentives

All of Nucor’s incentives are team-based. Across the organization, Nucor teammates win and lose together. When Nucor performs well, all teammates earn more. When our performance is less than expected, our teammates earn less. Our pay programs support our team-based culture.

Stockholder Alignment

Executive Officers should be compensated through pay elements (base salaries and annual and long-term incentives) designed to create long-term value for our stockholders and to reinforce a strong culture of ownership.

Our compensation philosophy is supported by the following elements of our executive compensation program:

Compensation Element	Form	Description
Base Salary	Cash (Fixed)

Provides a guaranteed rate of pay commensurate with an Executive Officer’s job scope, level of responsibilities, experience and tenure, but generally set below the market median of similar positions at similar size industrial and materials companies.

Annual Incentives	Cash (Variable)	Provides Executive Officers an opportunity to receive annual cash incentive awards based on Nucor’s ROE and annual ROAIC.
Long-Term Incentives	Equity (Mix of Fixed and Variable) and Cash (Variable)	Rewards performance over multi-year periods and growth in long-term stockholder value.

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COMPENSATION DISCUSSION AND ANALYSIS

These compensation elements provide a balanced mix of guaranteed compensation and variable, at-risk compensation with an emphasis on annual and long-term incentives. The Committee annually considers adjustment to base salaries (which impact incentive plan opportunities) and periodically reviews the level of annual and long-term incentives to ensure that the mix of base salary and annual and long-term incentives, and the target incentive opportunities, are appropriate to accomplish the goal of paying near the market median total compensation for industrial and materials companies of similar size over a multi-year business cycle.

The Role of Compensation Peer Companies and Performance Comparator Groups

Compensation Peer Companies.    Nucor periodically benchmarks Executive Officer compensation to ensure that the compensation opportunities are reasonable. Nucor does not set compensation according to benchmark data. The Committee’s only formal relationship with benchmark data is generally to set base salaries below the market median.

In 2017, the Committee asked Pearl Meyer to benchmark Nucor’s compensation against the 26 companies listed in the table below. In addition to benchmarking Executive Officer compensation at target and actual levels of pay, the Committee completed an exercise to understand how the compensation of Executive Officers compared to compensation of the peer group at various levels of performance (below threshold, threshold, target and maximum). Nucor’s compensation philosophy is to pay below market when performance is below peers and to pay above market when performance is outstanding. The intent is to provide market levels of compensation over the business cycle.

3M Company	Freeport-McMoRan Inc.	PACCAR Inc.
Air Products and Chemicals, Inc.	General Dynamics Corporation	Parker-Hannifin Corporation
Arconic Inc. (f/k/a Alcoa Inc.)	Honeywell International Inc.	PPG Industries, Inc.
Caterpillar Inc.	Huntsman Corporation	Praxair, Inc.*
Cummins Inc.	Illinois Tool Works Inc.	Raytheon Technologies (f/k/a Raytheon Company)*
Danaher Corporation	International Paper Company	Textron Inc.
Deere & Company	L3 Technologies, Inc.*	Trane Technologies plc (f/k/a Ingersoll-Rand plc)
Eaton Corporation	Monsanto Company*	United States Steel Corporation
Emerson Electric Co.	Northrop Grumman Corporation

*	Since the 2017 benchmarking, L3 Technologies, Monsanto, Praxair and Raytheon have been acquired and removed from the peer group.

Some of the above 26 companies are included in the Steel Comparator Group or the General Industry Comparator Group used in the incentive plans as described below. However, these 26 companies were chosen based on size and industry, while the companies used in the incentive plans are all steel companies in the case of the Steel Comparator Group or met the criteria discussed below in the case of the General Industry Comparator Group. The Committee does not benchmark compensation levels and practices against the companies in the Steel Comparator Group because many of them are substantially smaller than Nucor. The Committee does not benchmark compensation to the General Industry Comparator Group because compensation data from these companies may result in above median benchmark data due to their higher than median performance.

In 2019, Pearl Meyer updated the benchmark data for the position of President and Chief Executive Officer for the Committee to consider when Mr. Topalian was promoted to President and Chief Executive Officer, effective January 1, 2020. In 2020, Pearl Meyer updated the benchmark data for promotions announced in December 2020.

Performance Comparator Groups.    The Committee believes that performance should be measured both in absolute terms (meaning based on achieving or exceeding performance measures established by the Committee) and relative to other companies. Two performance comparator groups are used to measure relative performance:

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COMPENSATION DISCUSSION AND ANALYSIS

the Steel Comparator Group and the General Industry Comparator Group. These comparator groups are used in the AIP and the LTIP – they are not used for purposes of benchmarking compensation.

The Committee reviews the performance comparator groups annually. Companies may be added or dropped from the performance comparator groups based on product mix (in the case of the Steel Comparator Group) or business changes, performance or product mix (in the case of the General Industry Comparator Group). The Committee designates the members of each performance comparator group at the beginning of each performance period. Since some of the performance periods are as long as three years, it is possible that the performance comparator group used for one performance period may differ from the group used in a different performance period.

The performance comparator groups for performance periods that began in 2020 are comprised of the following companies:

Comparator Group	Criteria	Who They Are
Steel	› Must be a group of not less than five steel industry competitors; and › Competitors defined as companies with product offerings similar to Nucor’s.	• Commercial Metals Company • Schnitzer Steel Industries, Inc. • Steel Dynamics, Inc. • TimkenSteel Corporation • United States Steel Corporation
General Industry	› Must be a group of not less than 10 companies in capital-intensive industries; and › Are well-respected, capital-intensive companies that have performed well over a long period of time.	• 3M Company • Caterpillar Inc. • Cummins Inc. • Emerson Electric Co. • General Dynamics Corporation	• Illinois Tool Works Inc. • International Paper Company • Johnson Controls International plc • Parker-Hannifin Corporation • PPG Industries, Inc.

2020 EXECUTIVE COMPENSATION IN DETAIL

Determination of 2020 Compensation

In making its determinations with respect to executive compensation for 2020, the Committee was supported by A. Rae Eagle, Nucor’s Vice President and Corporate Secretary, and Donovan E. Marks, Nucor’s Vice President of Human Resources and Safety. In addition, the Committee engaged the services of Pearl Meyer to serve as its independent compensation consultant and, in such capacity, to assist the Committee’s review and determination of the compensation of the Executive Officers. Pearl Meyer also was retained to assist the Committee with additional projects, including benchmarking the compensation of Mr. Topalian and the Executive Officers who were promoted in December 2020, benchmarking non-employee director compensation, reviewing and developing alternatives for the performance comparator groups, reviewing the incentive plans, monitoring trends in executive and non-employee director compensation, preparing tally sheets and assisting in the preparation of this CD&A.

The Committee retained Pearl Meyer directly although, in carrying out its assignments, Pearl Meyer also interacted with Nucor management when necessary and appropriate. Specifically, the Vice President and Corporate Secretary and the Vice President of Human Resources and Safety interacted with Pearl Meyer to provide compensation and performance data for Executive Officers and Nucor. In addition, Pearl Meyer may, in its discretion, seek input and feedback from the Chief Executive Officer and the Chief Financial Officer regarding its work product prior to presenting such work product to the Committee to confirm the work product’s alignment with Nucor’s business strategy, determine what additional data needs to be gathered, or identify other issues, if any.

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee frequently requested Mr. Topalian, as Chief Executive Officer, to be present at Committee meetings where executive compensation and Company performance were discussed and evaluated. Mr. Topalian was free to provide insight, suggestions or recommendations regarding executive compensation during these meetings or at other times; however, only independent Committee members were allowed to vote on decisions made regarding executive compensation.

The Committee met separately with the Chief Executive Officer to discuss his compensation, but the Committee made decisions regarding Mr. Topalian’s compensation in executive session, based solely upon the Committee’s deliberations. The Committee’s decisions regarding the compensation of Executive Officers (other than the CEO) were made after considering recommendations from the Chief Executive Officer.

Base Salary

The Committee’s goal is to set Executive Officers’ base salaries near or below the market median base salary level for comparable positions at similar size industrial and materials companies, because of the Committee’s desire to orient Executive Officers’ total pay significantly towards variable, at-risk incentive compensation. When promoted, Executive Officer salaries are set below the market median. As Executive Officers gain experience and perform, they may receive larger increases to move them closer to the median of the benchmark data. Base salaries for 2020 were as follows:

Executive Officer	2020 Base Salary ($)	2019 Base Salary ($)	% Change
Leon J. Topalian	1,000,000	700,000	42.9%
James D. Frias	638,000	606,100	5.3%
Raymond S. Napolitan, Jr.	560,000	519,700	7.8%
David A. Sumoski	550,000	507,200	8.4%
D. Chad Utermark	550,000	507,200	8.4%
Ladd R. Hall	580,000	540,800	7.2%

Mr. Topalian’s base salary adjustment reflects his promotion from President and Chief Operating Officer to President and Chief Executive Officer. Mr. Topalian’s base salary was set below the 25th percentile of the benchmark data, reflecting his newly promoted status and Nucor’s philosophy of setting base salaries below the market median. Other Executive Officers received adjustments to bring their salaries closer to the median of the benchmark data.

In December 2020, Mr. Sumoski was promoted to Chief Operating Officer and his salary increased to $605,000, effective January 1, 2021. Other than Mr. Sumoski, none of the Executive Officers received a salary increase for 2021.

Annual Incentives

The AIP provides Executive Officers an opportunity to receive annual cash incentive awards based on Nucor’s annual performance. The incentive opportunity is expressed as a percentage of base salary.

Seventy-five percent of the maximum award available under the AIP is earned based on Nucor’s ROE and 25% of the maximum award available under the AIP is earned based on Nucor’s annual ROAIC compared to the annual ROAIC of members of the Steel Comparator Group (identified on page 30). The allocation of the AIP award between the two performance measures is as follows:

		Maximum AIP Performance Award Payment (% of Base Salary)
Performance Measure	% of Maximum AIP Performance Award	CEO	Other Executive Officers

ROE	75%	300%	225%
Annual ROAIC — Steel Comparator Group	25%	100%	75%
Total Maximum AIP Performance Award		400%	300%

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COMPENSATION DISCUSSION AND ANALYSIS

For 2020, the Committee set the threshold, target and maximum ROE levels as follows:

		Performance Award Payment (% of Base Salary)
	ROE	CEO	Other Executive Officers
Threshold	3%	20%	20%
Target	8%	100%	100%
Maximum	16%	300%	225%

A prorated incentive award is earned for ROE between 3% at threshold, 8% at target and 16% at maximum.

The Committee also set the ROAIC portion of the AIP award for 2020 that could be earned based on Nucor’s annual ROAIC compared to the annual ROAIC of members of the Steel Comparator Group as follows:

		AIP Performance Award Payment (% of Base Salary)
Steel Comparator Group Rank (1)	Percentage of Performance Award Opportunity	CEO	Other Executive Officers

1	100%	100%	75%
2	80%	80%	60%
3	60%	60%	45%
4	40%	40%	30%
5	20%	20%	15%
6	0%	0%	0%
(1)	The table represents potential AIP awards for 2020 annual ROAIC performance. This portion of the incentive is intended to reward performance against other steel companies. The comparator group for future years may include more comparator companies. The potential awards are adjusted to reflect the number of comparator companies in the group.

Executive Officers may elect to defer up to one-half of their AIP award into Nucor common stock units. The AIP provides an incentive for Executive Officers to defer their AIP awards by providing a grant of additional Nucor common stock units equal to 25% of the number of common stock units deferred. An Executive Officer is always vested in the common stock units attributable to the deferred award. The deferral incentive units become vested upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor. The vested common stock units are distributed to the Executive Officer in the form of Nucor common stock following the Executive Officer’s retirement or other termination of employment. Dividend equivalents are paid on deferred common stock units (including the deferral incentive units) in cash within 30 days of when stockholders are paid.

Five Executive Officers, Messrs. Frias, Napolitan, Sumoski, Utermark and Hall, elected to defer a portion of their AIP award payout in 2020.

2020 Performance Results and AIP Payout

Based on Nucor’s ROE of 6.95% and being ranked third within the Steel Comparator Group for ROAIC for 2020, the CEO and the other Executive Officers earned total AIP awards of 143.20% of base salary and 128.20% of base salary, respectively, as follows:

	2020 Result	Performance Award Payment (% of Base Salary)
Performance Measure		CEO	Other Executive Officers
ROE	6.95%	83.20%	83.20%
Annual ROAIC — Steel Comparator Group	3rd	60.00%	45.00%
Total		143.20%	128.20%

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COMPENSATION DISCUSSION AND ANALYSIS

These performance results for 2020 yielded the following AIP payouts:

	2020 Base Salary ($)	AIP Award Payout
Executive Officer		Deferred ($) (1)	Paid in Cash ($)	Total ($)
Leon J. Topalian	1,000,000	—	1,432,000	1,432,000
James D. Frias	638,000	408,958	408,958	817,916
Raymond S. Napolitan, Jr.	560,000	358,960	358,960	717,920
David A. Sumoski	550,000	352,550	352,550	705,100
D. Chad Utermark	550,000	282,040	423,060	705,100
Ladd R. Hall (2)	580,000	174,716	174,716	349,432
(1)	Messrs. Frias, Napolitan, Sumoski and Hall elected to defer 50% and Mr. Utermark elected to defer 40% of their AIP payout and received additional stock units having a value equal to 25% of their deferred amount.

(2)	Mr. Hall retired on June 20, 2020. His AIP payout of $743,560 (128.2% times his base salary of $580,000) was prorated through the date of his retirement. The prorated AIP payout is shown in the table above.

Long-Term Incentives

Long-term incentives are used to balance the short-term focus of the AIP by rewarding performance over multi-year periods and growth in long-term stockholder value. Executive Officers receive long-term incentives in the following forms:

•	Cash and restricted stock through the three-year performance-based awards under the LTIP;

•	RSUs that vest over time;

•	Performance RSUs that may be granted only if certain levels of ROE are achieved; and

•	Stock options.

The Committee believes that one-half of the three-year LTIP awards should be earned relative to performance as compared to the Steel Comparator Group and the other half earned relative to performance as compared to the General Industry Comparator Group. The Committee believes that this plan design provides an incentive to perform better than steel industry competitors, as well as other capital-intensive companies. The Committee also believes it is appropriate to provide a level of retention through time-vesting RSUs, alignment with stockholders through stock options and an opportunity to earn more RSUs based on performance.

The Long-Term Incentive Plan

Executive Officers earn incentive compensation under the LTIP based on Nucor’s performance during the LTIP’s performance periods. The performance periods commence every January 1 and last for three years.

The target award under the LTIP for each performance period is a number of shares of Nucor common stock. For the performance period that began January 1, 2018, the target number of shares was determined by dividing 170% (200% for the CEO) of each Executive Officer’s annual base salary rate as of the beginning of the performance period by the closing price of Nucor common stock on the last trading day immediately preceding the first day of the performance period. For the performance period that began January 1, 2018, the Committee increased the LTIP targets for the CEO from 85% of base salary to 200% of base salary and for the other Executive Officers from 85% of base salary to 170% of base salary. The increase was based on benchmarking and intended to bring the Executive Officers’ compensation closer to the median over the business cycle.

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COMPENSATION DISCUSSION AND ANALYSIS

During the performance period that began January 1, 2018 and ended December 31, 2020, Mr. Topalian was promoted to President and Chief Operating Officer and then to President and Chief Executive Officer. His target number of shares was prorated based on his salary at the beginning of the performance period and his salary upon promotion as follows:

Position Held by Mr. Topalian	Base Salary ($)	Target as a % of Base Salary (%)	Nucor Stock Price 12/31/17 ($)	Months of Performance Period (#)	Target Award Number of Shares (#)
EVP at beginning of Performance Period	411,100	170%	63.58	20	6,107
Promotion to President and COO	700,000	170%	63.58	4	2,079
Promotion to President and CEO	1,000,000	200%	63.58	12	10,485
Total					18,671

The targets for the performance period that began January 1, 2018 and ended December 31, 2020 for the other Executive Officers were as follows:

Executive Officer	Base Salary at the Beginning of the Performance Period ($)	170% of Base Salary ($)	Nucor Stock Price 12/31/17 ($)	Target Award Number of Shares (#)	Adjusted Target Award Number of Shares (#)
James D. Frias	551,000	936,700	63.58	14,732	—
Raymond S. Napolitan, Jr.	481,200	818,040	63.58	12,866	—
David A. Sumoski	461,100	783,870	63.58	12,328	—
D. Chad Utermark	461,100	783,870	63.58	12,328	—
Ladd R. Hall (1)	500,700	851,190	63.58	13,387	10,784
(1)	Because Mr. Hall retired on June 20, 2020, his target performance award was adjusted by multiplying the target performance award by a fraction, the numerator of which was the number of complete calendar months during the performance period that he was employed by Nucor and participating in the LTIP (29), and the denominator of which was the total number of calendar months in the performance period (36).

The maximum award that an Executive Officer may earn under the LTIP is equal to 200% of the target number of shares.

Fifty percent of the LTIP award is based on Nucor’s ROAIC for the performance period relative to the Steel Comparator Group based on the table below. The remaining 50% of the award is based on Nucor’s ROAIC for the performance period relative to the General Industry Comparator Group based on the table below.

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COMPENSATION DISCUSSION AND ANALYSIS

A maximum award of 200% of target may be earned if Nucor ranks first relative to the Steel Comparator Group (which earns 100% of target) and ranks first or second relative to the General Industry Comparator Group (which earns an additional 100% of target).

Steel Comparator Group (1)		General Industry Comparator Group (1)
Rank	Award as a % of Target	Rank	Award as a % of Target
1	100%	1 or 2	100%
2	80%	3 or 4	80%
3	60%	5 or 6	60%
4	40%	7 or 8	40%
5	20%	9	20%
6	0%	10 or 11	0%
(1)	These tables represent the potential awards based on the LTIP performance period that began January 1, 2018. The comparator group for other performance periods may include more or fewer comparator companies. The potential awards are adjusted to reflect the number of comparator companies in the group.

One-half of each LTIP award is paid in cash and the other half is paid in restricted stock. Restricted stock vests one-third on each of the first three anniversaries of the award date, or upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor.

An Executive Officer may defer delivery of the restricted stock portion of an LTIP award until the Executive Officer’s retirement or other termination of employment. Nucor does not provide an incentive for the deferral of LTIP restricted stock awards. Dividend equivalents are paid in cash on deferred restricted stock awards within 30 days of when stockholders are paid.

2020 Performance Results and LTIP Payout

Nucor’s ROAIC of 30.24% for the LTIP performance period that began January 1, 2018 and ended December 31, 2020 was ranked second relative to members of the Steel Comparator Group (second out of six) and ranked eighth relative to the General Industry Comparator Group (eighth out of 11).

These rankings resulted in the following performance award as a percentage of targets:

Performance Measure	ROAIC	Ranking	Performance Award as a % of Target Number of Shares
ROAIC — Steel Comparator Group	30.24%	2nd	80%
ROAIC — General Industry Comparator Group	30.24%	8th	40%
Total			120%

The resulting payouts were as follows:

Executive Officer	Target Award Number of Shares	Performance Award as a % of Target	Shares Earned
Leon J. Topalian	18,671	120%	22,406
James D. Frias	14,732	120%	17,679
Raymond S. Napolitan, Jr.	12,866	120%	15,439
David A. Sumoski	12,328	120%	14,794
D. Chad Utermark	12,328	120%	14,794
Ladd R. Hall	10,784	120%	12,941

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COMPENSATION DISCUSSION AND ANALYSIS

Nucor paid one-half of the LTIP award in cash and the other half in the form of restricted shares of Nucor common stock in March 2021.

Restricted Stock Units

The Committee believes that RSUs align Executive Officers’ interests with those of stockholders and provide significant retentive characteristics. Each June 1, a base amount of RSUs is granted to each Executive Officer. In addition, performance RSUs are granted contingent on Nucor’s ROE for the prior year. One-third of both the base amount of RSUs and the performance RSUs become vested on each of the first three anniversaries of the June 1 award date, upon the Executive Officer’s retirement (defined below) or upon the Executive Officer’s death or disability while employed by Nucor.

The threshold ROE required for a grant of performance RSUs is 3%. The maximum number of performance RSUs is granted for ROE of 20% or more.

The total number of RSUs granted is determined for each Executive Officer position by dividing the dollar amount shown below (prorated for ROE between any of the levels shown below) by the closing price of Nucor’s common stock on the annual June 1 grant date.

The size of base grants is determined based on the Executive Officer’s position on the grant date. The size of performance grants is determined based on the Executive Officer’s position as of May 31 of the performance year (2019 in the present case). The following schedule was effective for grants on June 1, 2020:

	Base RSUs Market Value ($)	Performance RSUs Market Value (Based on Prior Fiscal Year ROE)
Position		3% ROE ($)	10% ROE ($)	12.5% ROE ($)	15% ROE ($)	20% ROE ($)
President and Chief Executive Officer	1,000,000	750,000	1,100,000	2,500,000	3,000,000	4,600,000
Chief Financial Officer	300,000	450,000	625,000	750,000	1,530,000	2,500,000
Executive Vice Presidents	300,000	325,000	450,000	540,000	1,100,000	2,500,000

Retirement for purposes of the RSUs is defined as Committee-approved retirement upon termination of employment and completion of the following age and service requirements:

Age	65	64	63	62	61	60	59	58	57	56	55
Years of Service	-0-	2	4	6	8	10	12	14	16	18	20

2020 Performance Results and RSU Awards

On June 1, 2020, as a result of 2019 ROE of 12.6%, Executive Officers received base and performance RSUs with the following values:

	Grant Date Value
Executive Officer	Base RSUs ($)	Performance RSUs ($)	Total ($) (1)
Leon J. Topalian	999,975	562,383	1,562,358
James D. Frias	299,980	781,179	1,081,159
Raymond S. Napolitan, Jr.	299,980	562,383	862,363
David A. Sumoski	299,980	562,383	862,363
D. Chad Utermark	299,980	562,383	862,363
Ladd R. Hall	299,980	562,383	862,363
(1)	The actual number of RSUs granted is rounded down to the nearest full unit.

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COMPENSATION DISCUSSION AND ANALYSIS

Stock Options

On June 1, 2020, the Committee granted stock options to each Executive Officer in the amounts shown in the table below with the following grant values:

Position	Grant Date Value of Options Granted ($) (1)
President and Chief Executive Officer	1,750,000
Chief Financial Officer	250,000
Executive Vice President retiring in June 2020	500,000
Other Executive Vice Presidents	250,000
(1)	The actual number of stock options granted is rounded down to the nearest full option.

The stock options vest on the third anniversary of the grant date or upon the Executive Officer’s death, disability or retirement (same as for RSUs above) and have a 10-year term.

Supplemental Retirement Plan

Human capital management has always been important to Nucor. Succession planning and leadership development are woven into our culture. The average tenure of our Executive Officers exceeds 25 years, and all of them have over 20 years of service with Nucor.

As a result of our constant focus on our internal talent pipeline, in 2020, we executed a seamless transition to our newly promoted CEO, minimizing disruption in one of the most challenging years the world has ever seen. Our compensation programs are an integral part of our human capital management objectives — balancing variable incentive compensation with programs that support long service. One such program is our supplemental retirement plan, which was implemented effective February 17, 2020 and replaced the prior severance plan.

The new supplemental retirement plan has several material differences from the prior severance plan, including age and service requirements and how it is reported in the Summary Compensation Table. The plan covers EVPs and above and provides:

•	A retirement benefit that is earned during their service as an EVP or more senior executive;

•	A normal retirement benefit equal to 3.36 times their final monthly salary for 24 months upon retirement after age 60 or after age 58 and completion of seven years of service as an EVP or above;

•	An early retirement benefit equal to 50% of the accrued retirement benefit upon retirement prior to satisfying the requirements for normal retirement; and

•	A pre-retirement disability, death or not for cause termination benefit equal to the greater of the accrued retirement benefit or 50% of the normal retirement benefit.

The benefit under this new plan is subject to strict restrictive covenants, including robust non-competition and non-solicitation provisions. If the participant violates the restrictive covenants, the benefit is forfeited and subject to clawback.

This design is intentional — it strongly supports our human capital management objectives as they relate to succession planning and retention of our valuable internal talent pool. It works in conjunction with our highly variable pay program, which pays below market when performance is below expectations.

We are required to report in the Summary Compensation Table an amount equal to the supplemental retirement benefit the Executive Officers had accrued as of December 31, 2020. Because this is the first year of the program, the Summary Compensation Table amount represents an accrual for years of service prior to implementation of the program. Further details of this program are included in the Nonqualified Deferred Compensation Table on page 43.

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COMPENSATION DISCUSSION AND ANALYSIS

OTHER PRACTICES, POLICIES AND GUIDELINES

Stock Ownership Guidelines

Executive Officers have an opportunity to earn a significant number of Nucor shares, and the Committee considers executive stock ownership a key element of the Nucor culture. Executive Officers are required to hold a significant number of shares as outlined below:

President and Chief Executive Officer	At least 150,000 shares
Chief Financial Officer	At least 50,000 shares
Executive Vice Presidents	At least 50,000 shares

The above guidelines are higher than the median guidelines for Nucor’s steel company peers and other industrial and materials companies of similar size.

Executive Officers have five years to achieve ownership of the guideline number of shares. On an annual basis, the Committee monitors each Executive Officer’s compliance with the ownership guideline or, if applicable, the Executive Officer’s progress in achieving ownership of the guideline number of shares. If the Committee determines an Executive Officer is not in compliance or has not made sufficient progress toward achieving the ownership guideline, the Committee has the discretion to take action or adjust incentive award payments to concentrate payouts more heavily in Nucor common stock. All Executive Officers were in compliance with the stock ownership guidelines as of December 31, 2020.

Executive Officers have significant exposure to Nucor’s stock price through direct stock ownership and their target LTIP awards. The Committee believes aligning the long-term interests of Executive Officers with the long-term interests of Nucor’s stockholders in a material way promotes superior long-term performance. It also means that if Nucor’s stock price declines, then Executive Officers’ Nucor stock, stock options, LTIP awards and RSUs all decline in value.

No Hedging or Short Selling

Nucor maintains a trading policy that prohibits any hedging or short selling (profiting if the market price decreases) of Nucor securities by any director, officer or general manager of Nucor or any other employee of the Company whose function and responsibilities provide access to material, non-public information about Nucor. The trading policy also prohibits such persons from using Nucor securities as collateral in a margin account with a broker-dealer.

Executive Officer Incentive Compensation Recoupment (“Clawback”) Policy

The Company has a written policy to address the recoupment of performance-based compensation awarded to or earned by an executive officer if there is a restatement of the Company’s financial results due to material noncompliance of the Company with any financial reporting requirement under the federal securities laws. In the event of such a restatement, the Committee shall review the performance-based compensation awarded to or earned by the executive officers during the three-year period prior to the restatement event and, if the Committee determines in its reasonable discretion that any such performance-based compensation would not have been awarded to or earned by an executive officer based on the restated financial results, the Committee shall within 12 months of the restatement event, to the extent practicable, seek to recover from such executive officer any portion of the performance-based compensation that is greater than that which would have been awarded or earned had it been calculated on the basis of the restated financial results.

Benefits

Executive Officer benefits are generally limited to benefits provided to all other full-time employees on the same basis and at the same cost as for all other full-time employees. Nucor does not provide any tax gross-ups. Certain benefits such as Nucor’s Profit Sharing, Scholarship Program, Employee Stock Purchase Plan,

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COMPENSATION DISCUSSION AND ANALYSIS

Extraordinary Bonus and Service Awards Program are not available to Executive Officers. Nucor pays the cost of a privacy advocacy service for the Executive Officers. The service monitors data brokers for personal information and removes it to protect the Executive Officers from identity theft, financial fraud and scams and Nucor from phishing attacks and other attempts by cybercriminals to access Nucor’s data and networks using the personal information of the Executive Officers.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below describes the total compensation of our Executive Officers in 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)		Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(i)	(j)
Leon J. Topalian	2020	1,000,000	—	3,562,358		1,750,000	1,432,000	3,521,180	11,265,538
President and Chief Executive Officer	2019	532,446	—	3,569,064		250,000	1,136,453	—	5,487,963
James D. Frias	2020	638,000	—	2,676,957		250,000	408,958	4,289,505	8,263,420
Chief Financial Officer, Treasurer	2019	606,100	—	4,638,891		250,000	646,830	3,990	6,145,811
and Executive Vice President	2018	551,000	—	3,530,178		250,000	1,099,245	1,480	5,431,903
Raymond S. Napolitan, Jr.	2020	560,000	—	2,263,063		250,000	358,960	3,766,525	7,198,548
Executive Vice President	2019	519,700	—	3,683,474		250,000	1,109,248	3,990	5,566,412
	2018	481,200	—	2,470,015		250,000	1,371,420	1,480	4,574,115
David A. Sumoski	2020	550,000	—	2,238,051		250,000	352,550	3,347,325	6,737,926
Executive Vice President	2019	507,200	—	3,797,545		250,000	974,311	3,990	5,533,046
D. Chad Utermark	2020	550,000	—	2,149,913		250,000	423,060	3,523,325	6,896,298
Executive Vice President	2019	507,200	—	3,797,545		250,000	974,311	3,990	5,533,046
Ladd R. Hall	2020	272,568	—	2,066,758	(3)	500,000	174,716	4,371,400	7,385,442
Former Executive Vice President	2019	540,800	—	4,440,771	(3)	250,000	577,142	3,990	5,812,703
	2018	500,700	—	3,395,037	(3)	250,000	713,498	1,480	4,860,715
(1)	The amounts shown represent the grant date fair value of the shares or stock options awarded. The stock awards for 2020 include the following grant date fair values of the performance-based awards that may be earned under the LTIP for target-level performance during the 2020–2022 performance period: Mr. Topalian, $2,000,000; Mr. Frias, $1,084,600; Mr. Napolitan, $952,000; Mr. Sumoski, $935,000; Mr. Utermark, $935,000; and Mr. Hall, $986,000. The grant date fair values of the performance-based awards assuming performance at the maximum level over the three-year performance period would have been: Mr. Topalian, $4,000,000; Mr. Frias, $2,169,200; Mr. Napolitan, $1,904,000; Mr. Sumoski, $1,870,000; Mr. Utermark, $1,870,000; and Mr. Hall, $1,972,000. Our policy and assumptions made in the valuation of share-based payments are contained in Notes 2 and 16 of Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)	The amounts presented in the “All Other Compensation” column for 2020 consist of the following:

	Supplemental Executive Retirement Plan Benefit	Matching Contribution to the Nucor 401(k) Retirement Savings Plan	Non-compete/ Non-solicitation Agreement Payments	Privacy Advocacy Service	Total
	($) (a)	($)	($)	($) (b)	($)
Leon J. Topalian	3,520,000	—	—	1,180	3,521,180
James D. Frias	4,287,360	2,145	—	—	4,289,505
Raymond S. Napolitan, Jr.	3,763,200	2,145	—	1,180	3,766,525
David A. Sumoski	3,344,000	2,145	—	1,180	3,347,325
D. Chad Utermark	3,520,000	2,145	—	1,180	3,523,325
Ladd R. Hall	3,897,600	2,145	471,655	—	4,371,400
(a)	In 2020, Nucor implemented a supplemental retirement plan, which is further described in the CD&A and the Nonqualified Deferred Compensation Table on page 43. Because this is the first year of the plan, the amounts shown above represent an accrual for years of service prior to implementation of the plan. In the future, the amounts reported in the Summary Compensation Table will be much smaller, reflecting only the annual accrual of additional benefits due to years of service and salary changes.

    2021 Proxy Statement    39

COMPENSATION DISCUSSION AND ANALYSIS

(b)	Nucor pays the cost of a privacy advocacy service for the Executive Officers. The service monitors data brokers for personal information and removes it to protect the Executive Officers from identity theft, financial fraud and scams and Nucor from phishing attacks and other attempts by cybercriminals to access Nucor’s data and networks using the personal information of the Executive Officers.

(3)	Because Mr. Hall retired on June 20, 2020, his actual LTIP earned will be based on actual performance for the performance period prorated for the time employed. For the LTIPs beginning in 2020, 2019 and 2018, he will receive 5/36ths, 17/36ths and 29/36ths, respectively, of what he would have earned had he been employed for the entire three-year performance periods.

Grants of Plan-Based Awards Table

The table below presents the RSUs and stock options awarded June 1, 2020 and the potential payouts under the AIP for 2020 and the LTIP for the performance periods beginning in 2020.

Name	Grant Date	Committee Approval Date	Award Type		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
					Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)				(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Leon J. Topalian
	6/1/20	5/13/20	RSP	(1)							36,796			1,562,358	(5)
			AIP	(2)	200,000	1,500,000	4,000,000
	1/1/20	12/13/19	LTIP	(3)				7,107	35,537	71,074				2,000,022	(6)
	6/1/20	5/13/20	OPT	(4)								231,481	$42.46	1,750,000	(7)
James D. Frias
	6/1/20	5/13/20	RSP	(1)							25,463			1,081,159	(5)
			AIP	(8)	95,700	877,250	1,914,000
	3/10/21	12/13/19	AIP	(9)							7,762			511,205	(10)
	1/1/20	12/13/19	LTIP	(3)				3,854	19,271	38,542				1,084,572	(6)
	6/1/20	5/13/20	OPT	(4)								33,068	$42.46	250,000	(7)
Raymond S. Napolitan, Jr.
	6/1/20	5/13/20	RSP	(1)							20,310			862,363	(5)
			AIP	(8)	84,000	770,000	1,680,000
	3/10/21	12/13/19	AIP	(9)							6,813			448,704	(10)
	1/1/20	12/13/19	LTIP	(3)				3,383	16,915	33,830				951,976	(6)
	6/1/20	5/13/20	OPT	(4)								33,068	$42.46	250,000	(7)
David A. Sumoski
	6/1/20	5/13/20	RSP	(1)							20,310			862,363	(5)
			AIP	(8)	82,500	756,250	1,650,000
	3/10/21	12/13/19	AIP	(9)							6,691			440,669	(10)
	1/1/20	12/13/19	LTIP	(3)				3,323	16,613	33,226				934,980	(6)
	6/1/20	5/13/20	OPT	(4)								33,068	$42.46	250,000	(7)
D. Chad Utermark
	6/1/20	5/13/20	RSP	(1)							20,310			862,363	(5)
			AIP	(8)	82,500	756,250	1,650,000
	3/10/21	12/13/19	AIP	(9)							5,353			352,549	(10)
	1/1/20	12/13/19	LTIP	(3)				3,323	16,613	33,226				934,980	(6)
	6/1/20	5/13/20	OPT	(4)								33,068	$42.46	250,000	(7)
Ladd R. Hall
	6/1/20	5/13/20	RSP	(1)							20,310			862,363	(5)
			AIP	(8)	87,000	797,500	1,740,000
	3/10/21	12/13/19	AIP	(9)							3,316			218,392	(10)
	1/1/20	12/13/19	LTIP	(3)				3,504	17,519	35,038				985,969	(6)
	6/1/20	5/13/20	OPT	(4)								66,137	$42.46	500,000	(7)
(1)	Represents RSUs awarded June 1, 2020 under the Omnibus Plan. As described in the CD&A above, a portion of these RSUs are performance-based, earned for achievement of ROE during the immediately preceding year. Includes 18,398 performance RSUs for Mr. Frias and 13,245 performance RSUs for Messrs. Topalian, Napolitan, Sumoski, Utermark and Hall.

(2)	Mr. Topalian was eligible to earn a range of performance-based payments under the AIP for the Company’s performance during 2020. The threshold, target and maximum amounts shown are equal to 20%, 150% and 400%, respectively, of his base salary.

(3)	Represents the range of performance-based awards that may be earned under the LTIP for the 2020-2022 performance period. Earned awards, if any, will be paid one-half in cash and the other half in the form of restricted shares of Nucor common stock in March 2023. The grant date fair value is calculated by multiplying the closing price of Nucor common stock on the grant date by the target number of shares.

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COMPENSATION DISCUSSION AND ANALYSIS

(4)	Represents stock options awarded June 1, 2020 under the Omnibus Plan.

(5)	The awards have been valued using the June 1, 2020 closing price of Nucor common stock of $42.46.

(6)	The target awards have been valued using the December 31, 2019 closing price of Nucor common stock of $56.28.

(7)	The awards have been valued using a Black-Scholes value of $7.56.

(8)	Executive Officers (other than Mr. Topalian) were eligible to earn a range of performance-based payments under the AIP for the Company’s performance during 2020. The threshold, target and maximum amounts shown are equal to 15%, 137.5% and 300%, respectively, of each Executive Officer’s base salary.

(9)	Represents common stock units deferred under the 2020 AIP. The awards were issued in March 2021.

(10)	The awards have been valued using the March 9, 2021 closing price of Nucor common stock of $65.86.

Non-Equity Incentive Plan Awards

Under the AIP, the CEO and the other Executive Officers may earn a non-equity incentive award for each year of up to a total of 400% and 300%, respectively, of the Executive Officer’s base salary. The threshold, target and maximum award amounts for 2020 are reported in column (c), column (d) and column (e), respectively.

Equity Incentive Plan Awards

Restricted Stock Units

Each year, on or about June 1, participants are granted a threshold or base amount of RSUs. An additional amount of RSUs may be granted based on Nucor’s ROE for the prior year. The awards vest annually over the three-year period following the date of grant or upon retirement. The RSUs were granted on June 1, 2020 and are reported in column (i).

Stock Options

The Committee granted Executive Officers stock options to purchase shares of Nucor common stock reported in column (j) at an exercise price of $42.46. The stock options become vested and exercisable on June 1, 2023.

Long-Term Incentive Plan

The range of potential awards for the LTIP performance period January 1, 2020 through December 31, 2022 is reported in columns (f), (g) and (h). The Company pays one-half of the LTIP award in cash and the other half in the form of restricted shares of Nucor common stock.

Actual performance for the LTIP performance period ended December 31, 2019 resulted in cash payments and awards of restricted shares on March 10, 2020 as follows:

Name	Shares Issued (#)	Cash Paid ($)
Leon J. Topalian	2,801	157,692
James D. Frias	4,452	250,571
Raymond S. Napolitan, Jr.	3,711	208,857
David A. Sumoski	3,546	199,598
D. Chad Utermark	3,546	199,598
Ladd R. Hall	4,047	227,785

Messrs. Frias, Napolitan and Hall were 55 or older as of March 10, 2020; therefore, their restricted shares vested upon issuance. Messrs. Topalian, Sumoski and Utermark were all under 55 as of March 10, 2020; therefore, their restricted shares vest one-third on each of the first three anniversaries of the award date, or upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor. These shares were granted at the beginning of the performance period, January 1, 2017, and are therefore not reported in the Grants of Plan-Based Awards Table for 2020.

    2021 Proxy Statement    41

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End Table

The table below shows the outstanding equity awards for each Executive Officer on December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
(a)	(b)	(c)		(e)	(f)	(g)		(h)	(i)		(j)
Leon J. Topalian	47,581			59.07	5/31/27	93,785	(5)	4,988,424	28,429	(6)	1,512,139
		16,589	(2)	65.80	5/31/28	6,758	(7)	359,458	18,951	(8)	1,008,004
		28,768	(3)	48.00	5/31/29
		231,481	(4)	42.46	5/31/30
James D. Frias	39,920			44.51	5/31/23	154,229	(5)	8,203,441	15,417	(6)	820,030
	34,324			50.63	5/31/24				11,932	(8)	634,663
	51,238			47.59	5/31/25
	65,789			48.80	5/31/26
	47,581			59.07	5/31/27
		16,589	(2)	65.80	5/31/28
		28,768	(3)	48.00	5/31/29
		33,068	(4)	42.46	5/31/30
Raymond S. Napolitan, Jr.	34,324			50.63	5/31/24	108,896	(5)	5,792,178	13,532	(6)	719,767
	51,238			47.59	5/31/25				10,231	(8)	544,187
	65,789			48.80	5/31/26
	47,581			59.07	5/31/27
		16,589	(2)	65.80	5/31/28
		28,768	(3)	48.00	5/31/29
		33,068	(4)	42.46	5/31/30
David A. Sumoski	65,789			48.80	5/31/26	93,324	(5)	4,963,904	13,290	(6)	706,895
	47,581			59.07	5/31/27	8,548	(9)	454,668	9,985	(8)	531,102
		16,589	(2)	65.80	5/31/28	780	(10)	41,488
		28,768	(3)	48.00	5/31/29
		33,068	(4)	42.46	5/31/30
D. Chad Utermark	34,324			50.63	5/31/24	102,674	(5)	5,461,230	13,290	(6)	706,895
	65,789			48.80	5/31/26	8,548	(11)	454,668	9,985	(8)	531,102
	47,581			59.07	5/31/27	3,265	(12)	173,665
		16,589	(2)	65.80	5/31/28
		28,768	(3)	48.00	5/31/29
		33,068	(4)	42.46	5/31/30
Ladd R. Hall	51,238			47.59	5/31/25	—		—	1,946	(6)	103,508
	65,789			48.80	5/31/26				5,027	(8)	267,386
	47,581			59.07	5/31/27
	16,589			65.80	5/31/28
	28,768			48.00	5/31/29
	66,137			42.46	5/31/30
(1)	The awards have been valued using the December 31, 2020 closing price of Nucor common stock of $53.19.

(2)	Represents stock options vesting on June 1, 2021.

(3)	Represents stock options vesting on June 1, 2022.

(4)	Represents stock options vesting on June 1, 2023.

(5)	Represents RSUs vesting as follows:

	RSUs Vesting
	June 1, 2021	June 1, 2022	June 1, 2023	Upon Retirement	Total
	(#)	(#)	(#)	(#) (a)	(#)
Leon J. Topalian	40,079	31,710	12,265	9,731	93,785
James D. Frias	38,086	27,933	8,488	79,722	154,229
Raymond S. Napolitan, Jr.	34,583	26,215	6,770	41,328	108,896
David A. Sumoski	34,583	26,215	6,770	25,756	93,324
D. Chad Utermark	34,583	26,215	6,770	35,106	102,674
(a)	These units vest upon the Executive Officer’s retirement, as defined in the CD&A, with the prior approval of the Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

(6)	Represents the expected number of shares that will be earned under the LTIP for the 2020-2022 performance period valued using the December 31, 2020 closing price of Nucor common stock of $53.19. The expected number of shares that will be earned has been calculated based on performance through December 31, 2020. One-half of the value of the shares that are earned will be paid in cash and the other half will be paid in the form of restricted shares of Nucor common stock after the end of the performance period.

(7)	Represents restricted stock issued under the LTIP vesting as follows: 3,398 shares vesting on March 10, 2021; 2,426 shares vesting on March 10, 2022; and 934 shares vesting on March 10, 2023.

(8)	Represents the expected number of shares that will be earned under the LTIP for the 2019-2021 performance period valued using the December 31, 2020 closing price of Nucor common stock of $53.19. The expected number of shares that will be earned has been calculated based on performance through December 31, 2020. One-half of the value of the shares that are earned will be paid in cash and the other half will be paid in the form of restricted shares of Nucor common stock after the end of the performance period.

(9)	Represents restricted stock issued under the LTIP vesting as follows: 4,298 shares vesting on March 10, 2021 and 4,250 shares vesting on November 30, 2021.

(10)	Represents common stock units deferred under the AIP vesting on November 30, 2021.

(11)	Represents restricted stock issued under the LTIP vesting as follows: 4,298 shares vesting on March 10, 2021; 3,068 shares vesting on March 10, 2022; and 1,182 shares vesting on March 7, 2023.

(12)	Represents common stock units deferred under the AIP vesting on March 7, 2023.

Options Exercised and Stock Vested Table

The table below presents the stock options exercised by each Executive Officer in 2020. Stock awards vested in 2020 are comprised of restricted stock granted under the LTIP for the performance periods ended December 31, 2016, December 31, 2017, December 31, 2018 and December 31, 2019 and RSUs issued in 2017, 2018, 2019 and 2020. Under the LTIP, awards vest over a three-year period unless the executive is age 55 or older, dies or becomes disabled. In 2020, Messrs. Frias, Napolitan and Hall were 55 or older and became fully vested upon grant in the restricted shares awarded for the three-year performance period ended December 31, 2019. Messrs. Topalian, Sumoski and Utermark are all under the age of 55; therefore, their restricted shares vest one-third on each of the first three anniversaries of the award date. For Mr. Hall, stock awards vested in 2020 also include RSUs that vested upon retirement.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Leon J. Topalian	—	—	32,579	1,358,013
James D. Frias	—	—	35,744	1,483,340
Raymond S. Napolitan, Jr.	—	—	33,217	1,381,076
David A. Sumoski	—	—	33,379	1,386,933
D. Chad Utermark	—	—	33,483	1,390,692
Ladd R. Hall	—	—	174,480	7,410,806

Nonqualified Deferred Compensation Table

The table below presents information related to two programs: AIP Deferrals and the Supplemental Retirement Plan for Executive Officers.

AIP Deferrals – Executive Officers may elect to defer up to one-half of their AIP award into Nucor common stock units. The AIP provides an incentive for Executive Officers to defer their AIP awards by providing a grant of additional Nucor common stock units equal to 25% of the number of common stock units deferred. An Executive Officer is always vested in the common stock units attributable to the deferred award. The deferral incentive units become vested upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor. The vested common stock units are distributed to the Executive Officer in the form of Nucor common stock following the Executive Officer’s retirement or other termination of employment. Dividend equivalents are paid on deferred incentive units in cash within 30 days of when stockholders are paid.

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COMPENSATION DISCUSSION AND ANALYSIS

Supplemental Retirement Plan for Executive Officers – The new supplemental executive retirement plan (“SERP”) provides a retirement benefit that is earned during service as an EVP or more senior executive. The normal retirement benefit under the SERP is equal to 3.36 times final monthly salary for 24 months upon retirement after age 60 or after age 58 and completion of seven years of service as an EVP or above. The SERP provides an early retirement benefit equal to 50% of the accrued retirement benefit upon retirement prior to satisfying the requirements for normal retirement. The SERP also provides a pre-retirement benefit in the event of an EVP’s disability, death or not for cause termination equal to the greater of the accrued retirement benefit or 50% of the normal retirement benefit.

Name	Award Type	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals / Distributions ($)		Aggregate Balance at Last FYE ($)
(a)		(b)		(c)		(d)	(e)		(f)
Leon J. Topalian	AIP Deferrals								—
	SERP (2)			3,520,000					3,520,000
James D. Frias	AIP Deferrals	646,830	(3)	161,707	(4)	270,802			3,981,060	(5)
	SERP (2)			4,287,360					4,287,360
Raymond S. Napolitan, Jr.	AIP Deferrals					(47,080)			810,403	(6)
	SERP (2)			3,763,200					3,763,200
David A. Sumoski	AIP Deferrals	108,257	(7)	27,064	(8)	71,986			207,307	(9)
	SERP (2)			3,344,000					3,344,000
D. Chad Utermark	AIP Deferrals	108,257	(10)	27,064	(11)	33,584			868,366	(12)
	SERP (2)			3,520,000					3,520,000
Ladd R. Hall	AIP Deferrals	577,142	(13)	144,286	(14)	333,796	(3,699,713	)(15)	—
	SERP (2)			3,897,600					3,897,600
(1)	Represents the value of the units due to the change in Nucor’s common stock price from $56.28 on December 31, 2019, $34.72 on March 9, 2020 and $54.60 on December 18, 2020 to $53.19 on December 31, 2020.

(2)	Messrs. Frias and Napolitan have met the age and service requirements for normal retirement under the plan. The benefit above represents the benefit they will be entitled to receive upon retirement from the Company. Messrs. Topalian, Sumoski and Utermark have not met the age and service requirements for normal retirement and therefore the amounts shown above represent their accrued normal retirement benefit. If Messrs. Topalian, Sumoski and Utermark had retired on December 31, 2020, they would have been entitled to receive $1,760,000, $1,672,000 and $1,760,000, respectively, which is 50% of their accrued normal retirement benefit. Mr. Hall retired on June 20, 2020. The benefit above represents the benefit Mr. Hall will begin receiving in 2021.

(3)	Represents the value of 18,630 common stock units deferred by Mr. Frias under the 2019 AIP valued using the closing price of Nucor common stock of $34.72 on March 9, 2020, the date the units were issued.

(4)	Represents the value of 4,657 additional common stock units granted to Mr. Frias as a 25% match of the units deferred under the 2019 AIP. The units have been valued using the closing price of Nucor common stock of $34.72 on March 9, 2020, the date the units were issued.

(5)	Represents 74,846 deferred units valued using the closing price of Nucor common stock of $53.19 on December 31, 2020. Of the amount shown, $3,017,409 was reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Frias.

(6)	Represents 15,236 deferred units valued using the closing price of Nucor common stock of $53.19 on December 31, 2020. None of the amount shown has been reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Napolitan.

(7)	Represents the value of 3,118 common stock units deferred by Mr. Sumoski under the 2019 AIP valued using the closing price of Nucor common stock of $34.72 on March 9, 2020, the date the units were issued.

(8)	Represents the value of 779 additional common stock units granted to Mr. Sumoski as a 25% match of the units deferred under the 2019 AIP. The units have been valued using the closing price of Nucor common stock of $34.72 on March 9, 2020, the date the units were issued.

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COMPENSATION DISCUSSION AND ANALYSIS

(9)	Represents 3,897 deferred units valued using the closing price of Nucor common stock of $53.19 on December 31, 2020. Of the amount shown, $135,304 was reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Sumoski.

(10)	Represents the value of 3,118 common stock units deferred by Mr. Utermark under the 2019 AIP valued using the closing price of Nucor common stock of $34.72 on March 9, 2020, the date the units were issued.

(11)	Represents the value of 779 additional common stock units granted to Mr. Utermark as a 25% match of the units deferred under the 2019 AIP. The units have been valued using the closing price of Nucor common stock of $34.72 on March 9, 2020, the date the units were issued.

(12)	Represents 16,326 deferred units valued using the closing price of Nucor common stock of $53.19 on December 31, 2020. Of the amount shown, $135,304 was reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Utermark.

(13)	Represents the value of 16,623 common stock units deferred by Mr. Hall under the 2019 AIP valued using the closing price of Nucor common stock of $34.72 on March 9, 2020, the date the units were issued.

(14)	Represents the value of 4,155 additional common stock units granted to Mr. Hall as a 25% match of the units deferred under the 2019 AIP. The units have been valued using the closing price of Nucor common stock of $34.72 on March 9, 2020, the date the units were issued.

(15)	Represents 67,767 deferred units distributed to Mr. Hall and valued using the average of the high and low price of Nucor common stock of $54.60 on December 18, 2020. Of the amount shown, $3,425,089 was reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Hall.

Internal Revenue Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, the Company may not deduct compensation in excess of $1 million paid to “covered individuals” (as defined in Section 162(m) which includes all of the Executive Officers). Due to the deduction limitation, compensation in excess of $1 million paid to the Executive Officers is not deductible by the Company for federal income tax purposes.

The Committee will continue to consider tax implications (including the lack of deductibility under Section 162(m)) among other relevant factors in designing and implementing our executive compensation program. The Committee will continue to monitor taxation, applicable incentives, standard practice in our industry, and other factors and adjust our executive compensation program as needed.

Post-Termination Compensation Benefits

As discussed on page 25, in response to stockholder feedback, the Committee took the following actions effective February 17, 2020 related to post-termination compensation benefits:

•

Eliminated severance benefits. Benefits under the Severance Plan are no longer provided to EVPs and above, including Executive Officers. Severance benefits are no longer provided to any Executive Officer upon retirement.

•

Reduced change in control benefits. Compensation paid following termination in the event of a change in control would be limited to a market multiple of base salary and annual incentives. LTIP award amounts will no longer be included in the payout calculation. Cash payments for RSU grants based on future performance have also been eliminated.

The following discussion and “Post-Termination Payments Summary” table reflect the non-compete and change in control benefits available to executives as of December 31, 2020.

Non-Compete and Non-Solicitation Agreements.    Effective February 17, 2020, Nucor entered into new employment agreements with the Executive Officers that include non-compete and non-solicitation provisions. Pursuant to these agreements, the Executive Officers have agreed not to compete with Nucor during the 24-month period following their termination of employment with Nucor for any reason in exchange for monthly cash payments from Nucor during the non-competition period. The agreements with the Executive Officers also

    2021 Proxy Statement    45

COMPENSATION DISCUSSION AND ANALYSIS

restrict the disclosure of confidential information and prohibit the Executive Officers from encouraging Nucor customers to purchase steel or steel products from any Nucor competitor or encouraging any Nucor employee to terminate his or her employment with Nucor. Each agreement further provides that any inventions, designs or other ideas conceived by the Executive Officers during their employment with Nucor will be assigned to Nucor. Since Nucor began entering into non-compete and non-solicitation agreements with its executive officers in 1999, no executive officer has left Nucor other than to retire.

The amount of payments to be received by a particular Executive Officer will depend upon his age at the time of his termination, resignation, retirement or death and his length of service with Nucor. If the Executive Officer is younger than age 55, then the Executive Officer, or his estate, will be entitled to receive a monthly cash payment equal to the greater of (i) one month of his base salary for each year of service to Nucor with a minimum payment of six months’ base salary or (ii) the value of the total number of his unvested shares of Nucor common stock (including deferred shares) granted under the LTIP. If the Executive Officer is age 55 or older, then the Executive Officer, or his estate, will be entitled to receive a payment equal to one month of his base salary for each year of service to Nucor with a minimum payment of six months’ base salary.

If an Executive Officer who is receiving monthly installment payments dies within 12 months of his date of termination of employment, Nucor will continue to pay his estate the monthly payments only through the end of the first 12 months following termination of his employment. Nucor’s obligation to make the monthly installment payments to an Executive Officer terminates if the Executive Officer dies 12 or more months following termination of his employment.

No Severance Benefits.    The Executive Officers are not entitled to receive severance payments following termination of employment.

Change in Control Benefits.    In the event of a change in control, benefits are provided through each plan and individual employment agreements. The new employment agreements entered into effective February 17, 2020 provide the Executive Officers the following benefits in the event of a change in control of Nucor. The benefits were reduced from prior change in control benefits. The employment agreements do not provide an excise tax gross-up for any payments that would be considered excess parachute payments under Section 280G of the Internal Revenue Code.

•

Non-Compete – If terminated within 24 months of a change in control, the employment agreements provide for a non-compete payment equal to a base amount multiplied by 3 in the case of the Chief Executive Officer, 2.5 in the case of the Chief Financial Officer and Chief Operating Officer, and 2 in the case of any other Executive Vice President. The base amount is the sum of the executive’s base salary plus the greater of 150% of base salary or the three-year average actual award under the AIP. In addition, the Executive Officers would receive 36 months of medical, dental and life insurance continuation for the Chief Executive Officer, 30 months for the Chief Financial Officer and Chief Operating Officer, and 24 months for all other Executive Officers.

•

Annual Incentive Plan – For the year in which a change in control occurs, the AIP award will be no less than an award equal to the greater of actual performance through the change in control or 150% of base salary, in each case prorated through the date of the executive’s termination of employment.

•

Long-Term Incentive Plan – The LTIP performance periods in progress on the date of the change in control will be terminated and awards will be paid based on a prorated basis through the date of the change in control in an amount equal to the greater of actual or target performance.

•

Acceleration of Unvested Equity – All unvested equity awards under the AIP and the LTIP, including deferred shares, and all outstanding unvested stock options and RSUs will vest upon a change in control.

•

Excess Parachute Payments – If any payments or benefits would be considered excess parachute payments under Section 280G of the Internal Revenue Code, the payments or benefits would be reduced to the Section 280G safe harbor amount if the reduction results in a larger net benefit to the Executive Officer. The Executive Officers are responsible for taxes on all payments. No tax gross-ups are provided.

46         2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Post-Termination Payments Summary

The following is a summary of the post-termination payments that would have been payable to each Executive Officer (other than Mr. Hall) if his employment had terminated on December 31, 2020. The amounts included in the table for Mr. Hall are the amounts payable to him in connection with his retirement on June 20, 2020.

	Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	Retirement ($) (1)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Disability ($)	Death ($)	Change In Control ($)
Leon J. Topalian	Non-compete–cash	2,036,806	—	2,036,806	2,036,806	2,036,806	—	7,500,000
	Vesting of restricted stock	—	—	—	—	5,943,770	5,943,770	5,943,770
	Vesting of stock options	—	—	—	—	2,633,097	2,633,097	2,633,097
	Pro-Rata LTIP	—	—	—	—	1,176,031	1,176,031	1,750,086
	Non-Qualified/SERP	1,760,000	—	3,520,000	—	3,520,000	3,520,000	3,520,000
	Benefits and perquisites	—	—	—	—	—	—	68,635
	Total	3,796,806	—	5,556,806	2,036,806	15,309,704	13,272,898	21,415,588
James D. Frias	Non-compete–cash	1,566,054	1,566,054	1,566,054	1,566,054	1,566,054	—	4,663,272
	Vesting of restricted stock	—	8,203,441	—	—	8,203,441	8,203,441	8,203,441
	Vesting of stock options	—	504,126	—	—	504,126	504,126	504,126
	Pro-Rata LTIP	—	—	—	—	—	—	350,460
	Non-Qualified/SERP	4,287,360	4,287,360	4,287,360	—	4,287,360	4,287,360	4,287,360
	Benefits and perquisites	—	—	—	—	—	—	38,208
	Total	5,853,414	14,560,981	5,853,414	1,566,054	14,560,981	12,994,927	18,046,867
Raymond S. Napolitan	Non-compete–cash	1,137,889	1,137,889	1,137,889	1,137,889	1,137,889	—	3,252,392
	Vesting of restricted stock	—	5,792,178	—	—	5,792,178	5,792,178	5,792,178
	Vesting of stock options	—	504,126	—	—	504,126	504,126	504,126
	Pro-Rata LTIP	—	—	—	—	—	—	301,932
	Non-Qualified/SERP	3,763,200	3,763,200	3,763,200	—	3,763,200	3,763,200	3,763,200
	Benefits and perquisites	—	—	—	—	—	—	25,498
	Total	4,901,089	11,197,393	4,901,089	1,137,889	11,197,393	10,059,504	13,639,326
David A. Sumoski	Non-compete–cash	1,150,289	—	1,150,289	1,150,289	1,150,289	—	3,167,868
	Vesting of restricted stock	—	—	—	—	5,941,617	5,941,617	5,941,617
	Vesting of stock options	—	—	—	—	504,126	504,126	504,126
	Pro-Rata LTIP	—	—	—	—	589,664	589,664	884,645
	Non-Qualified/SERP	1,672,000	—	3,344,000	—	3,344,000	3,344,000	3,344,000
	Benefits and perquisites	—	—	—	—	—	—	39,654
	Total	2,822,289	—	4,494,289	1,150,289	11,529,696	10,379,407	13,881,910
D. Chad Utermark	Non-compete–cash	1,325,830	—	1,325,830	1,325,830	1,325,830	—	3,167,868
	Vesting of restricted stock	—	—	—	—	6,553,528	6,553,528	6,553,528
	Vesting of stock options	—	—	—	—	504,126	504,126	504,126
	Pro-Rata LTIP	—	—	—	—	589,664	589,664	884,645
	Non-Qualified/SERP	1,760,000	—	3,520,000	—	3,520,000	3,520,000	3,520,000
	Benefits and perquisites	—	—	—	—	—	—	39,654
	Total	3,085,830	—	4,845,830	1,325,830	12,493,148	11,167,318	14,669,821
Ladd R. Hall	Non-compete–cash	—	1,886,621	—	—	—	—	—
	Vesting of restricted stock	—	6,017,583	—	—	—	—	—
	Vesting of stock options	—	15,873	—	—	—	—	—
	Pro-Rata LTIP	—	—	—	—	—	—	—
	Non-Qualified/SERP	—	3,897,600	—	—	—	—	—
	Benefits and perquisites	—	—	—	—	—	—	—
	Total	—	11,817,677	—	—	—	—	—
(1)	Messrs. Topalian, Sumoski and Utermark were not retirement-eligible as of December 31, 2020.

Pay Ratio Disclosure

The SEC rules require that we provide a comparison of the 2020 annual total compensation of Mr. Topalian, our CEO, to the annual total compensation of the individual identified as our median paid employee. For purposes of providing the comparison in accordance with the SEC rules, we identified a “median employee” and compared Mr. Topalian’s annual total compensation to that of the median employee. For 2020, our last completed fiscal year:

•	Mr. Topalian’s annual total compensation was $11,265,538.

•	Our median employee’s annual total compensation was $94,131.

•	The ratio of Mr. Topalian’s annual total compensation to our median employee’s annual total compensation was 120 to 1.

    2021 Proxy Statement    47

COMPENSATION DISCUSSION AND ANALYSIS

The methodology that we used to identify the median employee is described below. Annual total compensation is calculated in the same manner as the amount set forth in the “Total” column in the Summary Compensation Table. While, as explained below, the methodology involves several assumptions and adjustments, we believe the pay ratio information set forth above constitutes a reasonable estimate, calculated in a manner consistent with the applicable SEC rules. Because other companies may use different methodologies to identify their median employees, the pay ratio set forth above may not be comparable to the pay ratios reported by other companies.

Methodology.    The SEC rules permit companies to identify the median paid employee once every three years as long as there has been no change in the company’s employee population or compensation arrangements that significantly impacts the pay ratio disclosure.

Date Used to Determine Employee Population.    For purposes of identifying the median employee, we selected October 1, 2020 to be the date as of which we would determine our employee population.

Composition of Employee Population.    We determined that, as of October 1, 2020, we had 26,120 employees globally. Of that amount, 22,919 were U.S. employees and 3,201 were non-U.S. employees. In order to simplify the determination of the median employee and as permitted by the SEC rules, we excluded 790 non-U.S. employees (approximately 3.0% of our employees) located in four countries, comprising all of the employees in those countries, as set forth in the table below:

Country Excluded	Number of Employees Excluded
China	2
India	246
Mexico	531
Switzerland	11

After excluding the 790 non-U.S. employees, we determined the identity of our median employee from a population of 25,329 employees (excluding the CEO), including 22,918 U.S. employees and 2,411 non-U.S. employees.

Given the availability of payroll data and the size, composition and global diversity of these 25,329 employees, we employed statistical sampling to assist in identification of the median employee. We stratified the employee population based on similarity of characteristics such as product line and geography into groups. We then took the natural log of compensation data for each employee within the group. From the lognormal data, we calculated median, standard deviation and variance of each group for the purposes of deriving sample sizes that fairly represented the grouping. Using this methodology, we generated a random sample of 4,603 employees. The group medians were then weighted by total group headcount relative to Nucor’s 25,329 employees to derive the median employee.

Pay Data Used.    To identify the median employee, we derived compensation information from our payroll records for 2020. We used a consistently applied compensation measure (“CACM”), which included total taxable income, or equivalent. We converted the amount of compensation paid to non-U.S. employees to U.S. dollars using average foreign currency exchange rates for 2020. We annualized compensation for employees hired during 2020.

The employee whose CACM was at the median of the employee population, determined as described above, was the “median employee” for purposes of the comparison to Mr. Topalian’s annual total compensation in 2020.

48         2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

REPORT OF THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

The Compensation and Executive Development Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on that review and discussion, the Compensation and Executive Development Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

Christopher J. Kearney, Chairman

Patrick J. Dempsey

Laurette T. Koellner

Joseph D. Rupp

John H. Walker

Nadja Y. West

    2021 Proxy Statement    49

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information regarding shares of Nucor’s common stock that may be issued under Nucor’s equity compensation plans as of December 31, 2020. There are no equity compensation plans that have not been approved by stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by stockholders (1)	7,649,327(2)	50.03(3)	7,881,279(4)
(1)	Includes the AIP, the LTIP, the 2005 Plan, the 2010 Plan and the Omnibus Plan. The Omnibus Plan, which replaced and superseded the 2010 Plan, provides that any awards made under the 2010 Plan remain outstanding in accordance with their terms. The 2010 Plan, which replaced and superseded the 2005 Plan, provides that any awards made under the 2005 Plan remain outstanding in accordance with their terms.

(2)	Includes 465,530 deferred stock units awarded and outstanding under the AIP; 107,145 deferred stock units awarded and outstanding under the LTIP; 310,007 stock options awarded and outstanding under the 2010 Plan; 3,605,727 stock options awarded and outstanding under the Omnibus Plan; 188,767 RSUs awarded and outstanding under the 2005 Plan; 171,604 RSUs awarded and outstanding under the 2010 Plan; and 2,800,547 RSUs awarded and outstanding under the Omnibus Plan.

(3)	Weighted-average exercise price of awarded and outstanding stock options; excludes deferred stock units and RSUs.

(4)	Represents 72,559 shares reserved for future settlement of awards that may be earned under the LTIP, no shares available under the 2005 Plan or the 2010 Plan and 7,808,720 shares available for award in the future under the Omnibus Plan.

50         2021 Proxy Statement

PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the 1934 Act, Nucor is requesting stockholder approval of the compensation of its Executive Officers in 2020, which is described in the “Compensation Discussion and Analysis” section, the compensation tables and the related narrative discussion of this Proxy Statement. This approval is not intended to address any specific item or element of compensation or the compensation of any particular Executive Officer, but rather the overall compensation of Executive Officers and the philosophy, principles and policies used to determine compensation.

Stockholders were most recently asked to approve the compensation of Nucor’s Executive Officers at the Company’s 2020 annual meeting of stockholders, and stockholders approved the Executive Officer compensation with approximately 64% of the votes cast in favor. The Company provides for annual say-on-pay votes and, accordingly, the next say-on-pay vote, following this one, will occur at our 2022 annual meeting of stockholders.

In response to the say-on-pay voting results in 2019 and 2020, we initiated an extensive outreach effort with our largest stockholders. Investors validated their continued overall support for our executive compensation program and its heavily leveraged, pay-for-performance structure. After considering the specific feedback regarding severance, the Compensation and Executive Development Committee made changes to post-termination payments. See “Say-on-Pay Vote and Feedback from Stockholders,” beginning on page 25 of this Proxy Statement, for more information as to specific changes that the Compensation and Executive Development Committee made.

As described in the “Compensation Discussion and Analysis” section, compensation for all employees at Nucor, including Executive Officers, is performance-based. Nucor pays for results. The executive compensation program is designed to pay above the market median when performance is outstanding and, conversely, to pay below the market median when performance is below Nucor’s peers. This is accomplished through a compensation program for Executive Officers that is balanced but highly leveraged – a significant portion of each Executive Officer’s potential compensation is variable and based on results achieved. Executive Officer compensation is earned under incentive plans that are based on Nucor’s performance and the value delivered to its stockholders. Stock ownership requirements and the design of the long-term incentives ensure that Executives Officers are significantly exposed to Nucor’s financial performance and changes in stock price, thereby aligning their interests with stockholders’ interests.

The Compensation and Executive Development Committee monitors and reviews the executive compensation program to ensure that it continues to support Nucor’s unique culture, including its ability to attract, retain and motivate its workforce. The Compensation and Executive Development Committee also regularly reviews the program to ensure that it is not reasonably likely to incentivize Executive Officers to take risks that could have a material adverse impact on Nucor. Stockholders are urged to read the “Compensation Discussion and Analysis” section, along with the compensation tables and the related narrative discussion, which more thoroughly discuss the Company’s compensation policies and procedures. The Compensation and Executive Development Committee and the Board believe that these policies and procedures are effective in implementing the Company’s overall compensation philosophy.

This vote is an advisory vote, which means that the stockholder vote on this proposal will not be binding on Nucor, the Compensation and Executive Development Committee or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, Nucor, the Compensation and Executive Development Committee or the Board. However, the Compensation and Executive Development Committee and the Board value the opinions of Nucor’s stockholders and will carefully consider the outcome of the vote when making future compensation decisions for Executive Officers.

Vote Recommendation

The Board of Directors recommends a vote “FOR” the below advisory resolution approving the compensation paid to Nucor’s Executive Officers in 2020. Unless otherwise specified, proxies will be voted “FOR” the resolution.

RESOLVED, that the compensation paid to Nucor’s Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis” section, the compensation tables and the related narrative discussion included in this Proxy Statement, is hereby APPROVED.

    2021 Proxy Statement    51

OTHER MATTERS

Discretionary Voting by Proxy Holders

The Board of Directors does not intend to present any matters at the Annual Meeting other than as set forth above and knows of no other matter to be brought before the meeting. However, if any other matter comes before the Annual Meeting, or any adjournment or postponement thereof, the matter may be excluded by Nucor as untimely or the persons named in the accompanying proxy card may vote such proxy on the matter as they may determine in their discretion.

Stockholder Proposals for the 2022 Annual Meeting of Stockholders

Any stockholder proposal intended to be included in Nucor’s proxy statement and form of proxy relating to the 2022 annual meeting of stockholders must be in writing and received by the Company not later than November 26, 2021. Any such stockholder proposal must also comply with Rule 14a-8 of the 1934 Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to the attention of A. Rae Eagle, Vice President and Corporate Secretary, at our principal executive offices, 1915 Rexford Road, Charlotte, North Carolina 28211, or faxed to her attention at (704) 943-7207. Pursuant to the SEC rules, submitting a proposal will not guarantee that it will be included in the Company’s proxy materials.

In addition, any stockholder proposal intended to be presented at the 2022 annual meeting of stockholders, but that will not be included in Nucor’s proxy statement and form of proxy relating to the 2022 annual meeting of stockholders, must be delivered in writing to our Corporate Secretary at the Company’s principal executive offices not later than the close of business on the 120th day before the first anniversary of the Annual Meeting nor earlier than the close of business on the 150th day before the first anniversary of the Annual Meeting. As a result, any proposals submitted by a stockholder pursuant to the provisions of Nucor’s Bylaws (other than proposals submitted pursuant to Rule 14a-8 of the 1934 Act) must be delivered not earlier than the close of business on December 14, 2021 and not later than the close of business on January 13, 2022. However, in the event that the date of the 2022 annual meeting of stockholders is more than 30 days before or more than 60 days after May 13, 2022, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of the 2022 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals must include the specified information concerning the proposal and the stockholder submitting the proposal as set forth in Nucor’s Bylaws. A copy of the Bylaws may be obtained by writing to the Company’s Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211.

Solicitation and Expenses

Nucor will bear the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their proxies. Nucor has retained the services of Innisfree M&A Incorporated to assist in soliciting proxies from the Company’s stockholders for a fee of $15,000 plus reimbursement of reasonable expenses. In addition to soliciting the proxies by mail and the Internet, certain of the Company’s directors, officers and employees, without compensation, may solicit proxies personally or by telephone, facsimile and e-mail.

Delivery of Proxy Statements

As permitted by the 1934 Act, only one copy of this Proxy Statement and the 2020 Annual Report to Stockholders, or the notice regarding the availability of proxy materials on the Internet, as applicable, is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of proxy statements, annual reports or notices.

The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and the 2020 Annual Report to Stockholders, or the notice regarding the availability of proxy materials on the Internet,

52         2021 Proxy Statement

OTHER MATTERS

as applicable, to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of this Proxy Statement, the 2020 Annual Report to Stockholders or the notice regarding the availability of proxy materials on the Internet and/or requests to receive multiple copies of the proxy statement, the annual report or the notice in the future should be directed to Nucor’s Corporate Secretary at our principal executive offices, 1915 Rexford Road, Charlotte, North Carolina 28211 and (704) 366-7000.

Stockholders residing at the same address and currently receiving multiple copies of the proxy statement, the annual report or the notice regarding the availability of proxy materials on the Internet may contact Nucor’s Corporate Secretary at our principal executive offices to request that only a single copy of the proxy statement, the annual report or the notice be mailed in the future.

Miscellaneous

The information referred to in this Proxy Statement under the captions “Report of the Compensation and Executive Development Committee” and “Report of the Audit Committee” (to the extent permitted under the 1934 Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or to the liabilities of Section 18 of the 1934 Act, except to the extent that the Company specifically requests that it be treated as “soliciting material,” and (ii) shall not be deemed to be incorporated by reference into any filing by Nucor under the 1934 Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

By order of the Board of Directors,

Leon J. Topalian

President and Chief Executive Officer

March 26, 2021

YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOU WILL BE REPRESENTED AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE VIA THE INTERNET,

BY TELEPHONE OR BY MAIL.

    2021 Proxy Statement    53

NUCOR CORPORATION C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 12, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NUE2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Nucor Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Nucor Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D37648-P50316-Z79210 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUCOR CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nucor’s Board of Directors recommends a vote FOR ALL NOMINEES.
1.	Election of the seven nominees as directors		☐	☐	☐
Nominees:
	01) Patrick J. Dempsey 02) Christopher J. Kearney 03) Laurette T. Koellner 04) Joseph D. Rupp	05) Leon J. Topalian 06) John H. Walker 07) Nadja Y. West

To cumulate your vote for one or more of the listed nominees, mark the cumulative voting box below and write in your instructions on the reverse side. The cumulative number of votes you have is 7 times the number of shares of Common Stock you owned on March 15, 2021. All your votes may be cast for a single nominee or may be distributed among any number of nominees.

						Nucor’s Board of Directors recommends a vote FOR proposals 2 and 3.	For	Against	Abstain
						2. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2021	☐	☐	☐
						3. Approval, on an advisory basis, of Nucor’s named executive officer compensation in 2020	☐	☐	☐

In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. Each of proposals 1, 2 and 3 has been proposed by Nucor Corporation.

If you wish to exercise cumulative voting, please mark the box to the right and write in your instructions on the reverse side.					☐

Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign personally. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in full partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement and the Annual Report are

available at www.proxyvote.com.

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D37649-P50316-Z79210

NUCOR CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Leon J. Topalian and James D. Frias, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Nucor Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on May 13, 2021 via live audio webcast at www.virtualshareholdermeeting.com/NUE2021 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted FOR the election of the nominees listed on the reverse side for the board of directors, FOR proposals 2 and 3 and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CUMULATE

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE